                                                                     Exhibit T3C


================================================================================







                          ARCH WIRELESS HOLDINGS, INC.,
                                    as Issuer



                 10% SENIOR SUBORDINATED SECURED NOTES DUE 2007


                         ------------------------------


                                    INDENTURE

                              Dated as of [ ], 2002


                         ------------------------------




                                      [ ],
                                   as Trustee







================================================================================

                                TABLE OF CONTENTS

                                                                                                         PAGE
ARTICLE I             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION..........................    1
         SECTION 1.01.     Definitions.................................................................    1
         SECTION 1.02.     Other Definitions...........................................................   13
         SECTION 1.03.     Incorporation by Reference of the Trust Indenture Act.......................   14
         SECTION 1.04.     Form of Documents Delivered to Trustee......................................   14
         SECTION 1.05.     Acts of Holders; Record Dates...............................................   15
         SECTION 1.06.     Benefits of Indenture.......................................................   15
         SECTION 1.07.     Legal Holidays..............................................................   16
ARTICLE II            THE NOTES........................................................................   16
         SECTION 2.01.     Title and Terms.............................................................   16
         SECTION 2.02.     Form and Dating.............................................................   16
         SECTION 2.03.     Execution and Authentication................................................   17
         SECTION 2.04.     Registrar, Paying Agent and Depositary......................................   17
         SECTION 2.05.     Paying Agent to Hold Money in Trust.........................................   18
         SECTION 2.06.     Holder Lists................................................................   18
         SECTION 2.07.     Transfer and Exchange.......................................................   18
         SECTION 2.08.     Legends.....................................................................   20
         SECTION 2.09.     Temporary Notes.............................................................   21
         SECTION 2.10.     Mutilated, Destroyed, Lost and Stolen Notes.................................   21
         SECTION 2.11.     Payment of Interest; Interest Rights Preserved..............................   22
         SECTION 2.12.     Persons Deemed Owners.......................................................   22
         SECTION 2.13.     Cancellation................................................................   22
         SECTION 2.14.     CUSIP Numbers...............................................................   23
ARTICLE III           SATISFACTION AND DISCHARGE.......................................................   23
         SECTION 3.01.     Satisfaction and Discharge of Indenture.....................................   23
         SECTION 3.02.     Application of Trust Money..................................................   24
ARTICLE IV            REMEDIES.........................................................................   24
         SECTION 4.01.     Events of Default...........................................................   24
         SECTION 4.02.     Acceleration of Maturity; Exercise of Remedies..............................   25
         SECTION 4.03.     Waiver of Past Defaults.....................................................   26
         SECTION 4.04.     Collection of Indebtedness and Suits for Enforcement by Trustee.............   26
         SECTION 4.05.     Trustee May File Proofs of Claim............................................   26
         SECTION 4.06.     Application of Money Collected..............................................   27
         SECTION 4.07.     Limitation on Suits.........................................................   27

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                         PAGE
         SECTION 4.08.     Unconditional Right of Holders to Receive Principal, Premium and Interest...   28
         SECTION 4.09.     Restoration of Rights and Remedies..........................................   28
         SECTION 4.10.     Rights and Remedies Cumulative..............................................   28
         SECTION 4.11.     Delay or Omission Not Waiver................................................   28
         SECTION 4.12.     Control by Majority Noteholders.............................................   28
         SECTION 4.13.     Undertaking for Costs.......................................................   28
         SECTION 4.14.     Waiver of Stay or Extension Laws............................................   29
ARTICLE V             THE TRUSTEE......................................................................   29
         SECTION 5.01.     Certain Duties and Responsibilities.........................................   29
         SECTION 5.02.     Notice of Defaults..........................................................   29
         SECTION 5.03.     Certain Rights of Trustee...................................................   29
         SECTION 5.04.     Not Responsible for Recitals or Issuance of Notes...........................   30
         SECTION 5.05.     May Hold Notes..............................................................   30
         SECTION 5.06.     Money Held in Trust.........................................................   31
         SECTION 5.07.     Compensation and Reimbursement..............................................   31
         SECTION 5.08.     Disqualification; Conflicting Interests.....................................   31
         SECTION 5.09.     Corporate Trustee Required; Eligibility.....................................   32
         SECTION 5.10.     Resignation and Removal; Appointment of Successor...........................   32
         SECTION 5.11.     Acceptance of Appointment by Successor......................................   33
         SECTION 5.12.     Merger, Conversion, Consolidation or Succession to Business.................   33
         SECTION 5.13.     Preferential Collection of Claims Against Company...........................   33
         SECTION 5.14.     Appointment of Co-Trustee...................................................   33
ARTICLE VI            HOLDERS' LISTS AND REPORTS BY TRUSTEE............................................   34
         SECTION 6.01.     Company to Furnish Trustee Names and Addresses of Holders...................   34
         SECTION 6.02.     Preservation of Information; Communications to Holders......................   34
         SECTION 6.03.     Reports by Trustee..........................................................   34
ARTICLE VII           CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE.............................   35
         SECTION 7.01.     Consolidation, Etc., Only on Certain Terms..................................   35
         SECTION 7.02.     Successor Substituted.......................................................   35
ARTICLE VIII          SUPPLEMENTAL INDENTURES..........................................................   36
         SECTION 8.01.     Supplemental Indentures Without Consent of Holders..........................   36
         SECTION 8.02.     Supplemental Indentures with Consent of Holders and Majority Noteholders....   36

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                         PAGE
         SECTION 8.03.     Execution of Supplemental Indentures........................................   37
         SECTION 8.04.     Effect of Supplemental Indentures...........................................   37
         SECTION 8.05.     Conformity with Trust Indenture Act.........................................   38
         SECTION 8.06.     Reference in Notes to Supplemental Indentures...............................   38
ARTICLE IX            REDEMPTION OF NOTES..............................................................   38
         SECTION 9.01.     Optional Redemption.........................................................   38
         SECTION 9.02.     Mandatory Redemption; Mandatory Prepayment; Use of Average Excess Cash......   38
         SECTION 9.03.     Applicability of Article....................................................   38
         SECTION 9.04.     Election to Redeem; Notice to Trustee.......................................   38
         SECTION 9.05.     Selection by Trustee of Notes to Be Redeemed................................   39
         SECTION 9.06.     Notice of Redemption........................................................   39
         SECTION 9.07.     Deposit of Redemption Price.................................................   40
         SECTION 9.08.     Notes Payable on Redemption Date............................................   40
         SECTION 9.09.     Notes Redeemed in Part......................................................   40
ARTICLE X             COVENANTS........................................................................   40
         SECTION 10.01.    Payment of Principal, Premium and Interest..................................   40
         SECTION 10.02.    Maintenance of Office or Agency.............................................   40
         SECTION 10.03.    Money for Note Payments to be Held in Trust.................................   41
         SECTION 10.04.    Existence; Conduct of Business..............................................   42
         SECTION 10.05.    Payment and Performance of Obligations......................................   42
         SECTION 10.06.    Additional Domestic Subsidiaries; Material Foreign Subsidiaries.............   42
         SECTION 10.07.    Indebtedness................................................................   42
         SECTION 10.08.    Liens.......................................................................   43
         SECTION 10.09.    Fundamental Changes.........................................................   43
         SECTION 10.10.    Investments.................................................................   43
         SECTION 10.11.    Asset Sales.................................................................   44
         SECTION 10.12.    Restricted Payments.........................................................   44
         SECTION 10.13.    Prepayments of Indebtedness.................................................   44
         SECTION 10.14.    Transactions with Affiliates................................................   45
         SECTION 10.15.    Repurchase Upon a Change of Control.........................................   45
         SECTION 10.16.    Dividend and Other Payment Restrictions Affecting Subsidiaries..............   46
         SECTION 10.17.    Compliance with Laws; Etc...................................................   47
         SECTION 10.18.    Maintenance of Insurance....................................................   47
         SECTION 10.19.    Change in Nature of Business................................................   47

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                         PAGE
         SECTION 10.20.    Accounting Changes; Fiscal Year.............................................   47
         SECTION 10.21.    Minimum EBITDA..............................................................   47
         SECTION 10.22.    Minimum Direct Customer Units in Service....................................   48
         SECTION 10.23.    Minimum Total Consolidated Revenues.........................................   49
         SECTION 10.24.    Non-Device Capital Expenditures.............................................   50
         SECTION 10.25.    Device Capital Expenditures.................................................   51
         SECTION 10.26.    Provision of Financial Statements...........................................   52
         SECTION 10.27.    Statement by Officers as to Default; Notice of Default......................   52
ARTICLE XI            COLLATERAL.......................................................................   53
         SECTION 11.01.    Collateral..................................................................   53
         SECTION 11.02.    Recording and Opinions......................................................   53
         SECTION 11.03.    Possession and Use of Collateral............................................   54
         SECTION 11.04.    Release and Disposition of Collateral.......................................   54
         SECTION 11.05.    Disposition of Collateral Without Release...................................   54
ARTICLE XII           GUARANTEES.......................................................................   55
         SECTION 12.01.    Guarantees..................................................................   55
         SECTION 12.02.    Subordination of Guarantee..................................................   56
         SECTION 12.03.    Limitation on Guarantor Liability...........................................   56
         SECTION 12.04.    Execution and Delivery of Guarantee.........................................   57
         SECTION 12.05.    Guarantors May Consolidate, etc., on Certain Terms..........................   57
         SECTION 12.06.    Releases Following Sale of Assets...........................................   57
ARTICLE XIII          SUBORDINATION....................................................................   58
         SECTION 13.01.    Agreement to Subordinate....................................................   58
         SECTION 13.02.    Liquidation, Dissolution or Bankruptcy......................................   58
         SECTION 13.03.    Default on Senior Debt......................................................   59
         SECTION 13.04.    Rights and Obligations of the Trustee and the Holders.......................   59
         SECTION 13.05.    Subrogation.................................................................   60
         SECTION 13.06.    Obligations of Company Unconditional........................................   60
         SECTION 13.07.    Notice by the Company.......................................................   60
         SECTION 13.08.    Right as Holder of Senior Debt..............................................   60
         SECTION 13.09.    Reinstatement...............................................................   61
         SECTION 13.10.    Rights of Trustee and Paying Agent..........................................   61
         SECTION 13.11.    Trust Moneys Not Subordinated...............................................   61
         SECTION 13.12.    Trustee To Effectuate Subordination.........................................   61

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                         PAGE
         SECTION 13.13.    Trustee Not Fiduciary for Holders of Senior Debt............................   61
         SECTION 13.14.    Reliance by Holders of Senior Debt on Subordination Provisions..............   61
ARTICLE XIV           MISCELLANEOUS....................................................................   62
         SECTION 14.01.    Trust Indenture Act Controls................................................   62
         SECTION 14.02.    Notices.....................................................................   62
         SECTION 14.03.    Communication by Holders of Notes with Other Holders of Notes...............   63
         SECTION 14.04.    Certificate and Opinion as to Conditions Precedent..........................   63
         SECTION 14.05.    Statements Required in Certificate or Opinion...............................   63
         SECTION 14.06.    Rules by Trustee and Agents.................................................   63
         SECTION 14.07.    No Personal Liability of Directors, Officers, Employees and Stockholders....   64
         SECTION 14.08.    Governing Law...............................................................   64
         SECTION 14.09.    No Adverse Interpretation of Other Agreements...............................   64
         SECTION 14.10.    Successors..................................................................   64
         SECTION 14.11.    Severability................................................................   64
         SECTION 14.12.    Counterpart Originals.......................................................   64
         SECTION 14.13.    Table of Contents, Headings, etc............................................   64


         EXHIBITS

         EXHIBIT A - Form of Note
         EXHIBIT B - Form of Notation of Guarantee
         EXHIBIT C - Form of Collateral Agent Agreement
         EXHIBIT D - Form of Security Agreement

                         Sections 310 through 318 of the
                           Trust Indenture Act of 1939:


      Trust Indenture                                  Indenture
        Act Section                                     Section
        -----------                                     -------

     Section 310(a)(1)                                    6.09
          (a)(2)                                          6.09
          (a)(3)                                          6.14
          (a)(4)                                     Not Applicable
          (a)(5)                                          6.09
            (b)                                        6.08, 6.10
            (c)                                      Not applicable
      Section 311(a)                                      6.13
            (b)                                           6.13
            (c)                                      Not applicable
      Section 312(a)                                  7.01, 7.02(a)
            (b)                                          7.02(b)
            (c)                                          7.02(c)
      Section 313(a)                                     7.03(a)
            (b)                                           703(a)
            (c)                                          7.03(a)
            (d)                                          7.03(b)
      Section 314(a)                                 10.34, 10.35(a)
            (b)                                           1.02
          (c)(1)                                          1.02
          (c)(2)                                          1.02
          (c)(3)                                          1.02
            (d)                                           1.02
            (e)                                           1.02
      Section 315(a)                                      6.01
            (b)                                           6.02
            (c)                                           6.01
            (d)                                           6.01
            (e)                                           5.14
        Section 316
         (a)(1)(A)                                     5.02, 5.12
         (a)(1)(B)                                     5.02, 5.13
          (a)(2)                                     Not applicable
            (b)                                           5.08
            (c)                                          1.04(c)
     Section 317(a)(1)                                    5.03
          (a)(2)                                          5.04
            (b)                                           10.03
      Section 318(a)                                      1.07


Note: This cross reference table shall not, for any purpose, be deemed to be a part of this Indenture.

                  INDENTURE, dated as of __________, 2002, by and among Arch Wireless Holdings, Inc., a Delaware corporation (the "COMPANY"), Arch Wireless Communications, Inc., a Delaware corporation ("ARCH"), Arch Wireless, Inc., a Delaware corporation (the "PARENT"), and the direct and indirect subsidiaries of the Parent listed on Schedule I hereto (such subsidiaries, the "SUBSIDIARY GUARANTORS," and together with Arch and the Parent, herein the "GUARANTORS") and [ ], as Trustee (the "TRUSTEE").

                                    RECITALS

                  WHEREAS, on November 9, 2001, three creditors filed an involuntary petition against Arch under Chapter 11 of Title 11 of the United States Code (the "BANKRUPTCY CODE");

                  WHEREAS, on December 6, 2001, Arch consented to entry of an order for relief and the Company and the other Guarantors each filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Massachusetts (the "BANKRUPTCY COURT");

                  WHEREAS, the Company and the Guarantors filed Debtors' First Amended Joint Plan of Reorganization which was approved by the Bankruptcy Court on [ ], 2002 (as amended, the "PLAN");

                  WHEREAS, pursuant to the Plan, the Company is required to issue the Notes (as defined herein), to certain holders of indebtedness of the Company and certain of the Guarantors outstanding on the date the Plan was approved by the Bankruptcy Court;

                  WHEREAS, the Company has duly authorized the creation of an issue of its 10% Senior Subordinated Secured Notes due 2007 (the "NOTES") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture;

                  WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done;

                  WHEREAS, the Guarantors have duly authorized the guarantee of the Notes, and to provide therefor, the Guarantors have duly authorized the execution and delivery of this Indenture; and

                  WHEREAS, all things necessary to make the Guarantees, when executed by the Guarantors and when the Notes have been authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Guarantors, and to make this Indenture a valid agreement of the Guarantors, in accordance with their and its terms, have been done.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  For and in consideration of the premises and the acquisition of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                    ARTICLE I

                              DEFINITIONS AND OTHER
                        PROVISIONS OF GENERAL APPLICATION

SECTION 1.01.     DEFINITIONS.

                  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (1) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (ii) any definition of or reference to any law shall be construed as referring to such law as from time to time amended and any successor thereto and the rules and regulations promulgated from time to time thereunder, (iii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iv) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Indenture in its entirety and not to any particular provision hereof, (v) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Indenture, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  (2) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP; provided that if the Company notifies the Trustee that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date of this Indenture in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Unless the context otherwise requires, any reference to a fiscal period shall refer to the relevant fiscal period of the Company.

                  "ACCOUNT DEBTOR" has the meaning specified in Article 9 of the UCC.

                  "ADMINISTRATIVE AGENT" means the named administrative agent, in its capacity as administrative agent under any Credit Agreement, or any successor thereto.

                  "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "AGENT" means any Registrar, co-registrar, Paying Agent or additional paying agent.

                  "APPLICABLE PROCEDURES" means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer, redemption or exchange.

                  "ARCH" means Arch Wireless Communications, Inc., a Delaware corporation.

                  "AVERAGE EXCESS CASH," from the date hereof until [ ], 2004, means the amount by which the aggregate average daily collected balances of the Note Parties' bank and financial accounts for any fiscal month exceeds $45,000,000 in cash and Cash Equivalents (less the available amount (i.e., the borrowing base amount, whether or not used) of any Credit Agreement as of the date of calculation). From and after [ ], 2004, "Average Excess Cash" will mean the amount by which the aggregate average daily collected balances of the Note Parties' bank and financial accounts for any fiscal month exceeds $35,000,000 in cash and Cash Equivalents (less the available amount (i.e., the borrowing base amount, whether or not used) of any Credit Agreement as of the date of calculation).

                  "BANKRUPTCY CODE" has the meaning set forth in the recitals to this Indenture.

                  "BANKRUPTCY COURT" has the meaning set forth in the recitals to this Indenture.

                  "BOARD OF DIRECTORS" means: (1) with respect to a corporation, the board of directors of the corporation; (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (3) with respect to any other Person, the board or committee of such Person serving a similar function.

                  "BOARD RESOLUTION" of a Person means a copy of a resolution certified by the Secretary or a duly authorized Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "BUSINESS DAY" means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are required or authorized by law or other governmental action to close, and (ii) a day of the year on which the Collateral Agent is not required or authorized to close.

                  "CAPITAL EXPENDITURES" means, with respect to any Person for any period, the aggregate of amounts that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person and its subsidiaries prepared in conformity with GAAP, excluding interest capitalized during construction.

                  "CAPITAL LEASE" means, with respect to any Person, any lease of property by such Person as lessee which would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

                  "CASH EQUIVALENTS" means (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof; (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) which, at the time of acquisition, are rated at least "A-1" by Standard & Poor's Rating Services ("S&P") or "P-1" by Moody's Investors Services, Inc. ("MOODY'S"); (c) commercial paper of an issuer rated at least "A-1" by S&P or "P-1" by Moody's; and (d) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a) through (c) above, (ii) has net assets of not less than $500,000,000; and (iii) is rated at least "A-1" by S&P or "P-1" by Moody's; provided, however, that the maturities of all obligations of the type specified in clauses (a) through (c) above shall not exceed 180 days.

                  "CHANGE IN CONTROL" means the occurrence at any time after the date hereof of any of the following circumstances:

                           (a) any person or group of persons (within the meaning of the Exchange Act), shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Commission under the Exchange Act) of 50% or more of the issued and outstanding Voting Stock of the Parent;

                           (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Board of Directors of any of the Note Parties or their subsidiaries (together with any new directors whose election by the Board of Directors of the Parent or whose nomination for election by the stockholders of any of the Note Parties or their subsidiaries was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office;

                           (c) the failure of the Parent to own directly, beneficially and of record, 100% of the aggregate ordinary voting power represented by the issued and outstanding Stock and Stock Equivalents of Arch on a fully diluted basis; or

                           (d) the failure of Arch to own directly, beneficially and of record, 100% of the aggregate ordinary voting power represented by the issued and outstanding Stock and Stock Equivalents of the Company on a fully diluted basis.

                  "CODE" means the Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time.

                  "COLLATERAL" means any and all "Collateral" as defined in the Collateral Agent Agreement and the Security Agreement.

                  "COLLATERAL AGENT" means [       ], in its capacity as
collateral agent under the Collateral Agent Agreement, or any successor thereto.

                  "COLLATERAL AGENT AGREEMENT" means the Collateral Agent Agreement, substantially in the form of Exhibit C, among the Note Parties, the Indenture Trustees, the Administrative Agent and the Collateral Agent, for the benefit of the Secured Parties.

                  "COMMISSION" means the Securities and Exchange Commission.

                  "COMPANY" means the Person named as the "Company" in the first paragraph of this Indenture.

                  "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its Vice Chairman of the Board, its President, a Vice President, its Chief Financial Officer, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

                  "CONSOLIDATED NET INCOME" means, for any Person for any period, the net income (or loss) of such Person and its subsidiaries for such period, determined on a consolidated basis in conformity with GAAP; provided, however, that: (a) the net income of any other Person in which such Person or one of its subsidiaries has a joint interest with a third party (which interest does not cause the net income of such other Person to be consolidated into the net income of such Person in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to such Person or subsidiary; (b) the net income of any subsidiary of such Person that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation; (c) (i) [THE NET INCOME (OR LOSS) OF ANY PERSON ACQUIRED IN A POOLING OF INTEREST TRANSACTION FOR ANY PERIOD PRIOR TO THE DATE OF SUCH ACQUISITION, AND (II)] any net gain (but not loss) resulting from an Asset Sale by such Person or any of its subsidiaries other than in the ordinary course of business shall be excluded; and (d) extraordinary gains and losses and any one-time increase or decrease to net income which is required to be recorded because of the adoption of new accounting policies, practices or standards required by GAAP shall be excluded.

                  "CONSOLIDATED TOTAL ASSETS" means, at any date of determination, the total assets of the Parent and the Subsidiaries determined on a consolidated basis in accordance with GAAP at such date.

                  "CONTRACTUAL OBLIGATION" of any Person means any obligation, agreement, undertaking or similar provision of any security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Note Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

                  "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling" and "Controlled" have meanings correlative thereto.

                  "CORPORATE TRUST OFFICE" mean the principal office of the Trustee in __________________, at which at any particular time its corporate trust business shall be administered, which at the date hereof is ____________________________, _________________.

                  "CREDIT AGREEMENT" means one or more debt facilities or agreements, in each case with banks or other institutional lenders providing for revolving credit loans in an amount not to exceed $35,000,000 to be used on a revolving credit basis for working capital purposes, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, restated or refinanced (including any agreement to extend the maturity thereof and adding additional borrowers or guarantors) in whole or in part from time to time under the same or any other agent, lender or group of lenders.

                  "CUSTOMARY PERMITTED LIENS" means, with respect to any Person, any of the following Liens:

                  (a) Liens with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

                  (b) Liens of landlords arising by statute and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

                  (c) deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money) and surety, appeal, customs or performance bonds;

                  (d) encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property that do not materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

                  (e) encumbrances arising under leases or subleases of real property that do not in the aggregate materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property; and

                  (f) financing statements of a lessor's rights in and to personal property leased to such Person in the ordinary course of such Person's business.

                  "DEFAULT" means any event or condition which constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                  "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, any Person authorized by the Company to serve as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

                  "dollars" or "$" refers to lawful money of the United States of America.

                  "DOMESTIC SUBSIDIARY" means, as to any Person, a subsidiary of such Person organized under the laws of the United States of America, any state thereof or the District of Columbia.

                  "EBITDA" means, with respect to any Person for any period, an amount equal to: (a) Consolidated Net Income of such Person for such period; plus (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items, (iv) depreciation, depletion and amortization of intangibles or financing or acquisition costs, (v) all other non-cash charges and non-cash losses for such period, including the amount of any compensation deduction as the result of any grant of Stock or Stock Equivalents to employees, officers, directors or consultants, other than charges representing accruals of future cash expenses,
(vi) severance payments to employees, whether or not previously reserved for and
(vii) all cash restructuring charges; minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any credit for income tax, (ii) interest income, (iii) gains from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) from the sale, exchange or other disposition of capital assets by such Person, and (v) any other non-cash gains or other items which have been added in determining Consolidated Net Income, including any reversal of a change referred to in clause (b)(v) above by reason of a decrease in the value of any Stock or Stock Equivalent.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "FISCAL QUARTER" means each of the three-month periods ending on [March 31, June 30, September 30 and December 31].

                  "FISCAL YEAR" means the twelve-month period ending on [December 31].

                  "FOREIGN SUBSIDIARY" means, as to any Person, any subsidiary of such Person other than a Domestic Subsidiary.

                  "GAAP" means generally accepted accounting principles in effect in the United States of America as of the date hereof unless another date is specified herein.

                  "GLOBAL NOTE" means a Note substantially in the form of the Note attached hereto as Exhibit A.

                  "GOVERNMENT SECURITIES" means direct obligations of, or obligations fully and unconditionally guaranteed or insured by, the United States of America or any agency or instrumentality thereof for the payment of which obligations or guarantee the full faith and credit of the United States is pledged and which are not callable or redeemable at the issuer's option.

                  "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "GUARANTEE" means each guarantee by the Parent or any of the Subsidiaries of any Notes or Junior Notes.

                  "GUARANTY OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof, including: (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person; and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, or (v) to supply funds to or in any other manner invest in such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under subclause (i), (ii),
(iii), (iv) or (v) of clause (b) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.

                  "GUARANTORS" means, collectively, the Parent, Arch and each of the Subsidiary Guarantors.

                  "HEDGING CONTRACTS" means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements, and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

                  "HOLDER" means a Person in whose name a Note is registered in the Note Register.

                  "INDEBTEDNESS" of any Person means without duplication: (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments or which bear interest; (c) all reimbursement and all obligations with respect to letters of credit, bankers' acceptances, surety bonds and performance bonds, whether or not matured; (d) all indebtedness for the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business which are not overdue; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations of such Person under Capital Leases and the present value of future rental payments under all synthetic leases; (g) all Guaranty Obligations of such Person; (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (i) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person; and (j) all Indebtedness of the type referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including Accounts (as defined in the Security Agreement) and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "INDENTURE" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures entered into pursuant to applicable provisions hereof.

                  "INDENTURE TRUSTEES" means the Senior Indenture Trustee and the Junior Indenture Trustee.

                  "INTEREST EXPENSE" means, for any Person for any period, the total interest expense of such Person and its subsidiaries for such period determined on a consolidated basis in conformity with GAAP and including, in any event, interest capitalized [DURING CONSTRUCTION] for such period and net costs under Interest Rate Contracts for such period (without deducting therefrom any (i) net gains of such Person and its subsidiaries under Interest Rate Contracts for such period determined on a consolidated basis in conformity with GAAP, or
(ii) interest income of such Person and its subsidiaries for such period determined on a consolidated basis in conformity with GAAP).

                  "INTEREST PAYMENT DATE" means the Stated Maturity of an installment of interest on the Notes.

                  "INTEREST PERIOD" means (i) the period commencing on the date hereof and ending on and including the day immediately preceding the next succeeding Interest Payment Date and (ii) the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date.

                  "INTEREST RATE CONTRACTS" means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

                  "INVESTMENT" means, with respect to any Person: (a) any purchase or other acquisition by that Person of (i) any security issued by, (ii) a beneficial interest in any security issued by, or (iii) any other equity ownership interest in, any other Person; (b) any purchase by that Person of all or a significant part of the assets of a business conducted by another Person;
(c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted), or capital contribution by that Person to any other Person, including all Indebtedness of any other Person to that Person arising from a sale of property by that Person other than in the ordinary course of its business; and (d) any guarantee incurred by that Person in respect of Indebtedness of any other Person.

                  "JUNIOR INDENTURE" means the Indenture, dated as of [ ], 2002, between the Note Parties and the Junior Indenture Trustee pursuant to which the Company issued the Junior Notes.

                  "JUNIOR INDENTURE TRUSTEE" means [ ], in its capacity as trustee under the Junior Indenture, and any successor thereto.

                  "JUNIOR NOTES" means the 12% Subordinated Secured Compounding Notes due 2009 issued by the Company under the Junior Indenture.

                  "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor.

                  "LOAN DOCUMENTS" means any Credit Agreement, the promissory notes issued thereunder, any guarantees thereof and the documentation in respect of each letter of credit issued thereunder.

                  "MAJORITY NOTEHOLDERS" means, at any time, Holders representing at least a majority of the aggregate principal amount of Outstanding Notes.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on any of (a) the condition (financial or otherwise), business, performance, prospects, operations or properties of any of the Parent and the Subsidiaries, taken as a whole, (b) the legality, validity or enforceability of any Secured Debt Document; (c) the perfection or priority of the Liens granted pursuant to the Security Documents; (d) the ability of the Parent or any of the Subsidiaries to repay the Obligations or perform its respective obligations under the Secured Debt Documents; or (e) the ability of the Administrative Agent, the Indenture Trustees or the Collateral Agent to enforce the rights and remedies under the Secured Debt Documents.

                  "MATERIAL FOREIGN SUBSIDIARY" means, as to any Person, a Foreign Subsidiary of such Person which, as of the last day of the most recently completed fiscal quarter, satisfied any one or more of the following three tests: (i) the amount of the Investments in such Foreign Subsidiary made by the Parent and the Subsidiaries on or after the date hereof exceeds $5,000,000 in the aggregate, (ii) the Parent's and the Subsidiaries' (other than such Foreign Subsidiary's) proportionate share of Consolidated Total Assets (after intercompany eliminations) consisting of the property of such Foreign Subsidiary exceeds 2% of Consolidated Total Assets or (iii) the Parent's and the Subsidiaries' (other than such Foreign Subsidiary's) equity in the income (not to include losses) from continuing operations before income taxes, extraordinary items and the cumulative effect of a change in accounting principles of such Foreign Subsidiary exceeds 2% of the income (not to include losses) from continuing operations before income taxes, extraordinary items and the cumulative effect of a change in accounting principles of the Parent and the Subsidiaries determined on a consolidated basis in accordance with GAAP.

                  "MATERIAL OBLIGATIONS" means Indebtedness (other than Indebtedness under the Note Documents) or other obligations of any one or more of the Parent or any of the Subsidiaries in an aggregate principal amount equal to or exceeding $500,000. For purposes of determining Material Obligations, the "principal amount" of the obligations of the Parent or any Subsidiary in respect of any Hedging Contract at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent or any Subsidiary, as applicable, would be required to pay if such Hedging Contract were terminated at such time.

                  "MATURITY" means, with respect to any Note, the date on which any principal of such Note becomes due and payable as provided therein or in this Indenture, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption, purchase or otherwise.

                  "MATURITY DATE" means [ ], 2007.

                  "MORTGAGE" means a mortgage, deed of trust, assignment of leases and rents or other security document granting a Lien on any Mortgaged Property (as defined in the Security Agreement) to secure the Obligations.

                  "NET CASH PROCEEDS" means proceeds received by any Note Party after the date hereof in cash or Cash Equivalents from any: (a) Asset Sale in excess of $2 million, net of (i) the reasonable cash costs of sale, assignment or other disposition and (ii) taxes paid or payable as a result thereof or (b) Property Loss Event; provided, however, that in the case of any Net Cash Proceeds arising from a Property Loss Event in an amount less than $1,000,000,
(i) if the Company shall deliver a certificate of a financial officer thereof to the Collateral Agent and the Trustee within 30 days after the date thereof setting forth such Note Party's intent to use the proceeds of such Property Loss Event to repair or replace the assets that are the subject thereof with, or otherwise purchase, other assets to be used in the same line of business within 180 days of the receipt of such Net Cash Proceeds and no Default shall have occurred and be continuing at the time of such certificate or at the proposed time of the application of such proceeds or (ii) the Majority Noteholders shall have consented to such use in writing, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used at the end of such 180-day period, at which time such proceeds shall be deemed Net Cash Proceeds.

                  "NON-MATERIAL FOREIGN SUBSIDIARY" means as to any Person at any time of determination, a Foreign Subsidiary of such Person other than a Material Foreign Subsidiary.

                  "NOTE CUSTODIAN" means any Person authorized by the Company to serve as custodian with respect to the Notes in global form, or any successor entity thereto.

                  "NOTE DOCUMENTS" means this Indenture, the Notes and the guarantees thereof, the Junior Indenture, the Junior Notes and the guarantees thereof and the Security Documents.

                  "NOTES" has the meaning set forth in the recitals to this Indenture.

                  "NOTE PARTIES" means the Company and the Guarantors.

                  "OBLIGATIONS" shall have the meaning set forth in the Security Agreement.

                  "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 10.27 shall be the principal executive, financial or accounting officer of the Company.

                  "ONE-WAY CAPITAL EXPENDITURES" means, for any Person for any period, the Capital Expenditures made by such Person for such period in respect of one-way paging services.

                  "OPINION OF COUNSEL" means a written opinion of counsel, who may (unless otherwise required by the Trust Indenture Act) be counsel for the Company and who may rely as to factual matters on an Officers' Certificate, and who shall be reasonably acceptable to the Trustee.

                  "OUTSTANDING," when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

                           (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                           (b) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

                           (c) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

                  "PARENT" means Arch Wireless, Inc., a Delaware corporation.

                  "PAYING AGENT" means any Person authorized by the Company to pay the principal of or interest on any Notes on behalf of the Company.

                  "PERMIT" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

                  "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "PROPERTY LOSS EVENT" means any loss of or damage to property of any Note Party that results in the receipt by such Person of proceeds of insurance or any taking of property of any Note Party that results in the receipt by such Person of a compensation payment in respect thereof.

                  "REDEMPTION DATE," when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

                  "REDEMPTION PRICE," when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

                  "REGULAR RECORD DATE" for the interest payable on any Interest Payment Date means the [ ] or [ ] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

                  "REPRESENTATIVE" means the Trustee or other trustee, agent or representative for any Senior Debt.

                  "REQUIREMENT OF LAW" means, with respect to any Person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other legal requirements or determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "RESELLER" means any Account Debtor who purchases paging devices and/or network services for the purpose of reselling such devices and services.

                  "RESPONSIBLE OFFICER," when used with respect to the Trustee, means an officer of the Trustee in the Corporate Trust Office assigned and duly authorized by the Trustee to administer this Indenture and, when used with respect to any other Person, any other officer to whom a matter is referred because of his or her knowledge of and familiarity with a particular subject.

                  "RESTRICTED PAYMENT" means: (a) any dividend or other distribution, direct or indirect, on account of any Stock or Stock Equivalents of the Company or any of its subsidiaries now or hereafter outstanding, except a dividend payable solely in Stock or Stock Equivalents or a dividend or distribution payable solely to the Company and/or one or more Subsidiary Guarantors; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalents of the Company or any of its subsidiaries now or hereafter outstanding other than one payable solely to the Company and/or one or more Subsidiary Guarantors; and (c) any payment or prepayment of principal, premium, if any, interest, fees (including fees to obtain any waiver or consent) or other charges on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, the Junior Notes or any other Indebtedness of the Company or any of its subsidiaries or any other Note Party which by its terms is subordinated to the Notes, other than any required redemptions, retirement, purchases or other payments, in each case to the extent permitted to be made by the terms of such Indebtedness after giving effect to any applicable subordination provisions or as permitted by Section 10.15 hereof.

                  "RETAIL UNITS IN SERVICE" means Units in Service acquired through any third party retailers.

                  "REVENUE" means, with respect to any Person for any period, an amount equal to the revenue or earnings of such Person for such period determined on a consolidated basis in conformity with GAAP.

                  "SECURED DEBT DOCUMENTS" means the Security Documents, the Loan Documents, this Indenture, the Junior Indenture, the Notes and the Junior Notes.

                  "SECURED PARTIES" means the "Secured Parties" as defined in the Security Agreement.

                  "SECURITY AGREEMENT" means the Security Agreement, substantially in the form of Exhibit D, among the Note Parties, the Administrative Agent and the Collateral Agent, for the benefit of the Secured Parties.

                  "SECURITY DOCUMENTS" means, collectively, all of the agreements, instruments, documents, pledges or filings executed in connection with granting, or that otherwise evidence, the Lien of the Collateral Agent in the Collateral, including, without limitation, the Collateral Agent Agreement, the Security Agreement and each Mortgage creating a Lien that secures the Notes and the guarantees thereof, the Senior Notes and the guarantees thereof, and the Credit Agreement, if any, and any other document, agreement, instrument, pledge or filing executed in connection with the granting, or that otherwise evidence, the Lien of the Collateral Agent on the Collateral.

                  "SENIOR DEBT" means all Indebtedness outstanding under any Credit Agreement and all Hedging Contracts with respect thereto.

                  "SENIOR INDENTURE TRUSTEE" means the Trustee.

                  "SPECIAL RECORD DATE" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.11.

                  "SRM REVENUE" means, with respect to any Person for any period, the consolidated Revenue of such Person and its consolidated subsidiaries solely in respect of the provision of network service for the rental and maintenance of paging devices for such period.

                  "STATED MATURITY" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

                  "STOCK" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, limited liability company, trust, joint venture, association, company, partnership or other entity, whether voting or non-voting.

                  "STOCK EQUIVALENTS" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, trust, joint venture, association, company, partnership or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power are or, in the case of a partnership, more than 50% of the general partnership interests is, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent.

                  "SUBSIDIARY" means any subsidiary of the Parent; provided, however, that:

                  (a) [for the period from the date hereof through the date which is 367 days after the later of (1) June 1, 2002 and (2) the termination of the Asset Acquisition Agreement, dated as of January 24, 2001, by and among Unrestricted Subsidiary Funding Company, the Parent, PageNet SMR Sub, Inc., and AWI Spectrum Co., LLC, AWI Spectrum Co., LLC and AWI Spectrum Co. Holdings, Inc. shall not be deemed to be Subsidiaries for purposes of this Indenture; provided that on and after such date, each of AWI Spectrum Co., LLC and AWI Spectrum Holdings, Inc. shall be deemed to be Subsidiaries for purposes of this Indenture; and]

                  (b) any subsidiary of Paging Network Canadian Holdings, Inc. that is organized under the laws of Canada or any province thereof and that is a borrower under, or guarantor of, a credit facility existing on the date hereof extended by one or more Canadian banks shall not be deemed to be a Subsidiary for purposes of this Indenture; provided that on and after the date on which such subsidiary ceases to be a borrower or guarantor, it shall be deemed to be a Subsidiary for purposes of this Indenture.

                  "SUBSIDIARY GUARANTOR" means all of the current and future Domestic Subsidiaries of the Parent other than the Company[, AWI Spectrum Co., LLC and AWI Spectrum Co. Holdings, Inc.]

                  "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

                  "TRUST INDENTURE ACT" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

                  "TWO-WAY CAPITAL EXPENDITURES" means, for any Person for any period, the Capital Expenditures made by such Person for such period in respect of two-way paging services.

                  "UCC" means, at any time, the Uniform Commercial Code in effect in the State of New York at such time.

                  "UNITS IN SERVICE" means, at any date: (a) messaging devices for which messaging services are provided by the Parent and the Subsidiaries as of such date directly to customers; and (b) messaging devices for which messaging services are provided through a Reseller of the Parent and the Subsidiaries as of such date, calculated in a manner consistent with the manner in which the Parent determines Units in Service as of the date hereof.

                  "VICE PRESIDENT," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a word or a number of words added before or after the title "vice president."

                  "VOTING STOCK" means Stock of any Person having ordinary power to vote in the election of members of the Board of Directors of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

SECTION 1.02.     OTHER DEFINITIONS.

                                                               Defined in
         Term                                                   Section
         ----                                                   -------
         "Act"...............................................    1.05
         "Affiliate Transaction".............................    10.14
         "Asset Sale"........................................    10.11
         "Benefited Party"...................................    12.01
         "Change of Control Offer"...........................    10.15
         "Change of Control Purchase Price"..................    10.15
         "Cumulative Consolidated SRM Revenue"...............    10.23
         "Cumulative EBITDA".................................    10.21
         "CUSIP".............................................    2.15
         "Defaulted Interest"................................    2.11
         "Direct Customer Units in Service"..................    10.22
         "Event of Default"..................................    4.01
         "Note Register".....................................    2.04
         "Paying Agent"......................................    2.04
         "Permitted Investments".............................    10.10
         "Permitted Liens"...................................    10.08
         "Quarterly Consolidated SRM Revenue"................    10.23
         "Quarterly EBITDA"..................................    10.21
         "Registrar".........................................    2.04
         "Six-Month Period"..................................    11.05
         "Surviving Entity"..................................    7.01

SECTION 1.03.     INCORPORATION BY REFERENCE OF THE TRUST INDENTURE ACT.

                           (a) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                           (b) The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes;

                  "indenture security holder" means a Holder of a Note;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the Notes means the Company and any successor obligor upon the Notes.

                           (c) All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04.     FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.05.     ACTS OF HOLDERS; RECORD DATES.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Majority Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by the Majority Noteholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Majority Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 5.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (c) The Company or the Trustee may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders, and the Company agrees to notify the Trustee of any such fixing of a record date. If not set by the Company or the Trustee prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 6.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

                  (d) The ownership of Notes shall be proved by the Note
Register.

                  (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Majority Noteholders shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 1.06.     BENEFITS OF INDENTURE.

                  Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.07.     LEGAL HOLIDAYS.

                  In any case where any Interest Payment Date, Redemption Date, or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, or at the Stated Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, or Stated Maturity, as the case may be.

                                   ARTICLE II

                                    THE NOTES

SECTION 2.01.     TITLE AND TERMS.

                  The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $200,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.09, 2.10,
8.06 or 9.09.

                  The Notes shall be known and designated as the "10% Senior Subordinated Secured Notes due 2007" of the Company. The Stated Maturity of the Notes shall be [ ], 2007. Interest on the Notes will accrue at a rate per annum equal to 10%, payable in cash semi-annually in arrears on each [ ] and [ ] commencing [ ], 2002, to the persons in whose names the Notes are registered at the close of business on the preceding [ ] or [ ], as the case may be. Interest will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the date of original issuance of the Notes. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If at any time an Event of Default has occurred and is continuing, the Company shall pay interest on demand at a rate that is 2% per annum in excess of the rate then in effect; it shall pay interest on overdue installments of interest from time to time on demand at the same rate to the extent lawful.

                  The principal of and interest on the Notes shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register. Payment of the principal of on the Notes will be made upon the presentation of the Notes at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, New York.

                  The Notes shall be redeemable as provided in Article IX.

                  The Notes shall not have the benefit of any sinking fund obligations.

                  The Notes shall be guaranteed pursuant to the terms of the
Article XII hereof and shall be secured pursuant to the terms of the Security Documents.

SECTION 2.02.     FORM AND DATING.

                  (a) GENERAL. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  (b) FORM OF NOTES. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend and the "Schedule of Exchanges of Interests in Global Notes" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without including the Global Note Legend and the "Schedule of Exchanges of Interests in Global Notes" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein, and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof as required by Section 2.07 hereof in such form as is reasonably satisfactory to the Trustee.

                  (c) BOOK-ENTRY PROVISIONS. This Section 2.02 (c) shall only apply to Global Notes deposited with the Trustee, as custodian for the Depositary. Participants and indirect participants shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian for the Depositary or under such Global Note, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its participants or indirect participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

SECTION 2.03.     EXECUTION AND AUTHENTICATION.

                           (a) One officer shall sign the Notes for the Company by manual or facsimile signature.

                           (b) If an officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                           (c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                           (d) The Trustee shall, upon a receipt of a Company Order requesting that notes be authenticated by the Trustee authenticate Notes for original issue.

                           (e) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.04.     REGISTRAR, PAYING AGENT AND DEPOSITARY.

                  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep in a register of the Notes (the "NOTE REGISTER"), the names and addresses of the Holders and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. The Company or any of its subsidiaries may act as Paying Agent or Registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the Trust Indenture Act. Such agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of such Agent.

                  The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes.

                  The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.05.     PAYING AGENT TO HOLD MONEY IN TRUST.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest, if any, on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.06.     HOLDER LISTS.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.07.     TRANSFER AND EXCHANGE.

                  (a) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES. When Definitive Notes are presented by a Holder to the Registrar with a request (1) to register the transfer of the Definitive Notes or (2) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided that any Definitive Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by the Holder thereof or by his attorney duly authorized in writing.

                  (b) TRANSFER OF A DEFINITIVE NOTE FOR A BENEFICIAL INTEREST IN THE GLOBAL NOTE. A Definitive Note may be exchanged for a beneficial interest in the Global Note only upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions directing the Trustee to make an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note.

                  (c) TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL NOTE FOR A DEFINITIVE NOTE. A beneficial interest in the Global Note may be exchanged for a Definitive Note only under the circumstances described in Section 2.07(g) and upon receipt by the Trustee of written transfer instructions (or such other form of instructions as is customary for the Depositary) from the Depositary (or its nominee) on behalf of any Person having a beneficial interest in a Global Note that such Note is being transferred, in which case the Trustee shall, in accordance with the standing instructions and procedures existing between the Depositary and the Trustee, cause the aggregate principal amount of the Global Note to be reduced accordingly and, following such reduction, the Company shall execute and the Trustee shall authenticate and make available for delivery to the transferee a Definitive Note in the appropriate principal amount.

                  (d) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTE. The transfer and exchange of beneficial interests in the Global Note shall be effected through the Depositary in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act of 1933, as amended.

                  When a Global Note is presented to the Registrar with a request (1) to register the transfer of the Global Note or (2) to exchange such Global Notes for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's request, subject to such rules as the Trustee may reasonably require.

                  (e) CANCELLATION AND/OR ADJUSTMENT OF THE GLOBAL NOTE. At such time as all beneficial interests in the Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or canceled, the Global Note shall be returned to or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in the Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the aggregate principal amount of Notes represented by such Global Note shall be reduced accordingly, and an endorsement shall be made on such Global Note by the Trustee to reflect such reduction.

                  (f) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES. To permit registrations of transfers and exchanges effected in accordance with this Indenture, the Company shall execute and the Trustee shall authenticate the Global Note and any Definitive Notes at the Registrar's request. The Global Note and any Definitive Notes issued upon any registration of transfer or exchange of beneficial interests in the Global Note or the Definitive Notes shall be legal, valid and binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

                  Neither the Company nor the Registrar shall be required to (a) issue, register the transfer of or exchange Notes during a period beginning at the opening of business on a Business Day 15 days before the day of mailing of any notice of redemption of Notes under Section 9.06 hereof and ending at the close of business on the day of such mailing or (b) register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  No service fee shall be charged to any Holder of a Note for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.09, 2.10, 8.06 or 9.09 hereof, which shall be paid by the Company).

                  Prior to due presentment to the Trustee for registration of the transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.03 hereof.

                  All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.

                  The Trustee is hereby authorized to enter into a letter of representation with the Depositary in the form provided by the Company and to act in accordance with such letter.

                  (g) GENERAL PROVISIONS RELATING TO GLOBAL NOTES. Notwithstanding any other provision in this Indenture, no Global Note may be transferred to, or registered or exchanged for Notes registered in the name of, any Person other than the Depositary for such Global Note or any nominee thereof, and no such transfer may be registered, unless (i) such Depositary (A) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or (B) ceases to be a clearing agency registered under the Exchange Act, (ii) the Company delivers to the Trustee an Officers' Certificate stating that such Global Note shall be so transferable, registrable, and exchangeable, and such transfers shall be registrable, or (iii) upon the request of a Holder if there shall have occurred and be continuing an Event of Default with respect to the Notes evidenced by such Global Note. Notwithstanding any other provision in this Indenture, a Global Note to which the restriction set forth in the preceding sentence shall have ceased to apply may be transferred only to, and may be registered and exchanged for Notes registered only in the name or names of, such Person or Persons as the Depositary for such Global Note shall have directed, and no transfer thereof other than such a transfer may be registered. Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note to which the restriction set forth in the first sentence of this paragraph shall apply, whether pursuant to this Section 2.07 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note.

SECTION 2.08.     LEGENDS.

                  The following legend shall appear on the face of all Global Notes issued under this Indenture:

                  "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07 OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.13 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

SECTION 2.09.     TEMPORARY NOTES.

                  Pending the preparation of Definitive Notes, the Company may execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, temporary Definitive Notes which shall be substantially in the form of Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

                  If temporary Notes are issued, the Company will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at any office or agency of the Company designated pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

SECTION 2.10.     MUTILATED, DESTROYED, LOST AND STOLEN NOTES.

                  If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a certificate number not contemporaneously outstanding.

                  If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and
(ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

                  Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                  Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.11.     PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

                  On or before any Interest Payment Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the interest on all the Notes that is to be paid on such Interest Payment Date. Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note is registered at the close of business on the Regular Record Date for such interest.

                  Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "DEFAULTED INTEREST") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest shall be paid by the Company to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which date shall be a date which will enable the Trustee to comply with the provisions of the immediately following sentence), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided herein. The Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on such Special Record Date. Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of, or in exchange for or in lieu of, any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.12.     PERSONS DEEMED OWNERS.

                  Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and (subject to Section 2.11) interest on such Note and for all other purposes whatever, whether or not such Note be overdue, and neither the Company nor the Trustee shall be affected by notice to the contrary.

SECTION 2.13.     CANCELLATION.

                  All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall, unless the Trustee is otherwise directed by a Company Order or by applicable law, be destroyed by the Trustee, and certification of such destruction shall be delivered by the Trustee to the Company promptly following any such destruction.

SECTION 2.14.     CUSIP NUMBERS.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures ("CUSIP"), the Company may cause CUSIP numbers to be printed on the Notes and may direct the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of the CUSIP numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                   ARTICLE III

                           SATISFACTION AND DISCHARGE

SECTION 3.01.     SATISFACTION AND DISCHARGE OF INDENTURE.

                  Upon the written request of the Company, this Indenture will cease to be of further effect, and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

                           (1) either

                  (a) all the Notes theretofore authenticated and delivered (other than (i) Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.10) have been delivered to the Trustee for cancellation; or

                  (b) all Notes not theretofore delivered to the Trustee for cancellation have come due and payable, by reason of the making of a notice of redemption or will otherwise become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in trust for the purpose in an amount sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                           (2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit, and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

                           (3) the Company has paid or caused to be paid all other sums payable hereunder by the Company;

                           (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money and/or non-callable Government Securities toward the payment of the Notes at maturity or the redemption date, as the case may be; and

                           (5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

                  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 5.07 and, the obligations of the Trustee under Section 3.02 and the last paragraph of
Section 10.03 shall survive.

SECTION 3.02.     APPLICATION OF TRUST MONEY.

                  Subject to the provisions of the last paragraph of Section 10.03, all money and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 3.01 hereof in respect of the Outstanding Notes shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.

                                   ARTICLE IV

                                    REMEDIES

SECTION 4.01.     EVENTS OF DEFAULT.

                  "EVENT OF DEFAULT," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority):

                  (a) default in the payment of any interest on any Note when it becomes due and payable and such default continues for a period of 5 days;

                  (b) default in the payment of the principal of any Note at its Maturity (including pursuant to Section 9.02 hereof);

                  (c) the Parent or any of the Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in Sections 10.07, 10.08, 10.09, 10.10, 10.11, 10.12, 10.13, 10.14, 10.15, 10.16, 10.19,
10.20, 10.21, 10.22, 10.23, 10.24 or 10.25, or any Note Party shall fail to observe or perform any covenant, condition or agreement contained in the Security Documents to the extent it is a party thereto;

                  (d) any Note Party shall fail to observe or perform any covenant, condition or agreement contained in any Note Document to which it is a party (other than those specified in clause (a), (b) or (d) of this Section 4.01), and such failure shall continue unremedied for 30 days after the earlier of the date on which (A) a Responsible Officer of the Parent becomes aware of such failure or (B) written notice thereof shall have been given to the Parent by the Trustee or the Majority Noteholders;

                  (e) (i) any Note Party shall breach in any material respect any representation or warranty or agreement in any of the Security Documents or in any certificates delivered in connection therewith; (ii) the repudiation by any of them of any of their obligations under any of the Security Documents;
(iii) the unenforceability of the Security Documents against any of them for any reason which shall continue unremedied for 30 days after the earlier of the date on which (A) a Responsible Officer of the Parent becomes aware of such failure or (B) written notice thereof shall have been given to the Parent by the Trustee or the Majority Noteholders; or (iv) the loss of the perfection or priority of the Liens granted by any of them pursuant to the Security Documents for any reason;

                  (f) the Parent or any of the Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Obligations, when and as the same shall become due and payable (after giving effect to any applicable grace period);

                  (g) any event or condition occurs that results in any Material Obligations becoming due prior to their scheduled maturity or payment date, or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Obligations or any trustee or agent on its or their behalf to cause any Material Obligations to become due prior to their scheduled maturity or payment date or to require the prepayment, repurchase, redemption or defeasance thereof, prior to their scheduled maturity or payment date (in each case after giving effect to any applicable cure period); provided that this clause (g) shall not apply to secured Indebtedness that becomes due solely as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent or any of the Subsidiaries, or any of their debts, or of a substantial part of any of their assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any of the Subsidiaries or for a substantial part of any of their assets, and, in any such case, such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the Parent or any of the Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 4.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any of the Subsidiaries or for a substantial part of any of their assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or
(vi) take any action for the purpose of effecting any of the foregoing;

                  (j) one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against the Parent or any of the Subsidiaries or any combination thereof (which shall not be fully covered by insurance without taking into account any applicable deductibles) and the same shall remain undischarged or unbonded for a period of 30 consecutive days during which execution shall not be effectively stayed;

                  (k) any Note Document shall cease, for any reason, to be in full force and effect, or any Note Party shall so assert in writing or shall disavow any of its obligations thereunder; or

                  (l) an Event of Default under and as defined in the Junior Indenture or any Credit Agreement shall have occurred.

SECTION 4.02.     ACCELERATION OF MATURITY; EXERCISE OF REMEDIES.

                  If an Event of Default (other than an Event of Default described in clause (h) or (i) of Section 4.01), shall have occurred and be continuing, the Trustee or the Majority Noteholders may, by notice to the Company, declare the Notes then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Notes so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of each Note Party accrued under the Note Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. In case of any Event of Default described in clause (h) or (i) of
Section 4.01, the principal of the Notes then outstanding, together with accrued interest thereon and all fees and other obligations of each Note Party accrued under the Note Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided, however, that so long as any Senior Debt is outstanding, the acceleration shall not be effective until the earlier of (i) an acceleration of any Senior Debt or (ii) five Business Days after receipt by the Company of written notice of the acceleration of the Notes.

                  The Holders of the Notes shall not have the independent right to direct the time, method or place of conducting any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee or, on behalf of all Holders of Notes, to consent to the waiver of any past Default or Event of Default or its consequences. All decisions regarding the declaration of an Event of Default, the acceleration of the Notes, the waiver of any Defaults and Events of Default, and the direction of the Collateral Agent and the Trustee with respect to the exercise of rights and remedies against the Company, the Guarantors and the Collateral shall be made by the Majority Noteholders. These limitations do not apply to a suit instituted by a Holder of a Note for enforcement of payment of any amounts then due as an unsecured claimant.

SECTION 4.03.     WAIVER OF PAST DEFAULTS.

                  The Majority Noteholders by notice to the Trustee may, on behalf of the Holders of all the Notes, waive an existing Default or Event of Default and its consequences hereunder, except:

                           (1) an uncured default in the payment of principal or interest on any Note, or

                           (2) a default in respect of a covenant or provision hereof which under Article VIII cannot be modified or amended without the consent of the Holder of each Outstanding Note affected thereby;

provided, however, that after any acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the Majority Noteholders may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in this Indenture. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 4.04.     COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
                  TRUSTEE.

                  Subject at all times to the provisions of Section 4.02, the Company covenants that if an Event of Default specified in clauses (a) or (b) of
Section 4.01 occurs and is continuing, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  Subject at all times to the provisions of Section 4.02, if an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 4.05.     TRUSTEE MAY FILE PROOFS OF CLAIM.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 5.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 5.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 4.06.     APPLICATION OF MONEY COLLECTED.

                  Subject to the provisions of the Security Documents, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money, on account of principal or interest upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: To the payment of all amounts due the Trustee under
                  Section 5.07;

                  SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and interest respectively; and

                  THIRD: To the payment of the remainder, if any, to the Company, its successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

SECTION 4.07.     LIMITATION ON SUITS.

                  Subject to Section 4.08, no Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or to foreclose or take any other action with respect to the Collateral or under any Security Document or for any other remedy hereunder, under any Security Document unless:

                           (a) such Holder has previously given to the Trustee written notice of a continuing Event of Default, and

                           (b) the Majority Noteholders have made a written request and offered reasonable indemnity to the Trustee to institute such proceeding as trustee.

                  The preceding limitations do not apply to a suit instituted by a Holder for enforcement of payment of the principal of, and premium, if any, or interest on, a Note on or after the respective due dates expressed in such Note.

                  A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 4.08. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

                  Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 2.11) interest on such Note on the respective Stated Maturities expressed in such Note (in the case of redemption, on the Redemption Date) and to institute suit as an unsecured claimant for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 4.09.     RESTORATION OF RIGHTS AND REMEDIES.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 4.10.     RIGHTS AND REMEDIES CUMULATIVE.

                  Subject to the provisions of Section 4.02 and except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 2.10, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 4.11.     DELAY OR OMISSION NOT WAIVER.

                  No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Subject to the provisions of Section 4.02, every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 4.12.     CONTROL BY MAJORITY NOTEHOLDERS.

                  The Majority Noteholders shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that

                           (1) such direction shall not be in conflict with the Trust Indenture Act or any rule of law or with this Indenture, and

                           (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction or the Trust Indenture Act.

SECTION 4.13.     UNDERTAKING FOR COSTS.

                  In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit (including reasonable attorney's fees and expenses), and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee or the Company.

SECTION 4.14.     WAIVER OF STAY OR EXTENSION LAWS.

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE V

                                   THE TRUSTEE

SECTION 5.01.     CERTAIN DUTIES AND RESPONSIBILITIES.

                  The Trustee need perform only those duties that are specifically set forth in this Indenture and no others. The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 5.02.     NOTICE OF DEFAULTS.

                  If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder of the Notes notice of the Default or Event of Default within 30 days after the occurrence thereof, or, if later, promptly upon the Trustee obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Notes, the Trustee may withhold the notice to the Holders of such Notes if its Board of Directors, executive committee or a committee of its trust officers in good faith determines that withholding the notice is in the interest of the Holders of the Notes.

SECTION 5.03.     CERTAIN RIGHTS OF TRUSTEE.

                  Subject to the provisions of Section 5.01:

                           (1) the Trustee may rely and shall be protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                           (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                           (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request from the Company and rely upon an Officers' Certificate and/or an Opinion of Counsel;

                           (4) the Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                           (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Majority Noteholders pursuant to this Indenture, unless the Majority Noteholders or the Holders shall have offered to the Trustee reasonable security or joint and several indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                           (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

                           (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                           (8) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with a direction received by it pursuant to Section 4.12 and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

                           (9) except with respect to Section 10.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article X. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 4.01(a) or 4.01(b) or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

SECTION 5.04.     NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES.

                  The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

SECTION 5.05.     MAY HOLD NOTES.

                  The Trustee, any Paying Agent, any Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 5.08 and 5.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other agent.


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
SECTION 5.06.     MONEY HELD IN TRUST.

                  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 5.07.     COMPENSATION AND REIMBURSEMENT.

                  The Company agrees:

                           (1) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                           (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel (including local legal counsel) and if an Event of Default occurs and is continuing, auditors, accountants, appraisers, printers, insurance and environmental advisors, financial advisors and other consultants and agents), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; and

                           (3) to indemnify each of the Trustee, its employees, officers, directors and agents or any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                  All such payments and reimbursements shall be made with interest at the rate borne by the Notes.

                  As security for the performance of the obligations of the Company under this Section the Trustee shall have a Lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes.

                  The Company's obligations under this Section 5.07 and any Lien arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to this Indenture and/or the termination of this Indenture.

SECTION 5.08.     DISQUALIFICATION; CONFLICTING INTERESTS.

                  If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 5.09.     CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

                  There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of (a) at least $25,000,000 and be a member of a bank holding company that has a combined capital and surplus of at least $100,000,000 or (b) at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 5.10.     RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

                  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under
Section 5.11. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or removal, the Trustee resigning or being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (b) The Trustee may resign at any time by giving written notice thereof to the Company.

                  (c) The Majority Noteholders may remove the Trustee by so notifying the Trustee and the Company in writing.

                  (d) If at any time:

                           (1)      the Trustee shall fail to comply with
         Section 5.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months,

                           (2)      the Trustee shall cease to be eligible under
         Section 5.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                           (3) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 4.13, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, the Majority Noteholders appoint a successor Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and shall have accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 14.02. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 5.11.     ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

                  Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject to its Lien provided for in
Section 5.07. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

                  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 5.12.     MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

                  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

SECTION 5.13.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

                  If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 5.14.     APPOINTMENT OF CO-TRUSTEE.

                  It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction, including particularly the law of the State of New York, denying or restricting the right of banking corporations or associations to transact business as Trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement on Default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or co-trustee. The following provisions of this Section 5.14 are adopted to these ends.

                  In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and Lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vested in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by such separate or co-trustee.

                  Should any instrument in writing be required by the separate trustee or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company. In case any separate trustee or co-trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate trustee or co-trustee.

                                   ARTICLE VI

                      HOLDERS' LISTS AND REPORTS BY TRUSTEE

SECTION 6.01.     COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

                  The Company will furnish or cause to be furnished to the
Trustee:

                           (a) semi-annually, not more than 5 Business Days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

                           (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Registrar.

SECTION 6.02.     PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

                           (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 6.01 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

                           (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

                           (c) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 6.03.     REPORTS BY TRUSTEE.

                           (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each May 15 following the date of this

         Indenture, deliver to Holders a brief report, dated as of such May 15, which complies with the provision of such Section 313(a).

                           (b) A copy of each such report shall, at the time of such transmission to Holders, be mailed to the Company and each stock exchange upon which the Notes are listed in accordance with Section 313(d) of the Trust Indenture Act. The Company will promptly notify the Trustee when the Notes are listed on or delisted from any securities exchange.

                                   ARTICLE VII

                             CONSOLIDATION, MERGER,
                          CONVEYANCE, TRANSFER OR LEASE

SECTION 7.01.     CONSOLIDATION, ETC., ONLY ON CERTAIN TERMS.

                  The Company will not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets as an entirety to any Person or Persons, and the Company will not permit any of its subsidiaries to enter into any such transaction or series of transactions, if such transaction or series of transactions, in the aggregate, would result in the conveyance, transfer or lease of all or substantially all of the properties and assets of the Company and its subsidiaries on a consolidated basis to any Person, unless:

                           (a) such transaction is permitted by Article X hereof or consented to by the Majority Noteholders; and

                           (b) either (i) the Company is the surviving corporation or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company or such Subsidiary is merged or the Person which acquires, by conveyance, transfer or lease, the properties and assets of the Company or such Subsidiary, as the case may be, substantially as an entirety (the "SURVIVING ENTITY") (A) shall be a corporation, partnership, limited liability company or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and (B) shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, the Company's obligation for the due and punctual payment of the principal and interest on all the Notes and the performance and observance of every covenant of this Indenture on the part of the Company to be performed or observed.

                  In connection with any such consolidation, merger, conveyance, transfer or lease, the Company or the Surviving Entity shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of this Section 7.01, and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 7.02.     SUCCESSOR SUBSTITUTED.

                  Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in
Section 7.01, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Entity had been named as the Company herein; and when a Surviving Entity duly assumes all of the obligations and covenants of the Company pursuant to this Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

                                  ARTICLE VIII

                             SUPPLEMENTAL INDENTURES

SECTION 8.01.     SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

                  Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                           (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes;

                           (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

                           (c) to grant additional security for the Notes;

                           (d) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture; provided that such action pursuant to this clause (d) shall not adversely affect the interests of the Holders in any material respect;

                           (e) to name any Agent, Depositary or Registrar in accordance with the terms hereof;

                           (f) to change the Trustee in accordance with the terms hereof; or

                           (g) make any change to comply with any requirement of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

                  Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section
5.03 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 8.02. SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS AND MAJORITY NOTEHOLDERS.

                  With the consent of the Majority Noteholders, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that without the consent of the Holder of each Outstanding Note affected thereby, no such supplemental indenture shall:

                           (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest (including default interest) thereon or change the place of payment where, or the currency in which, any Note or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

                           (b) (i) change any provision of any Note Document in a manner that would alter the pro rata sharing of payments among the Holders of the Notes, (ii) change any of the provisions of this Section or the definition of the term "Majority Noteholders" or any other provision hereof specifying the number or percentage of Holders required to waive, amend or modify any rights hereunder or make any determination or grant any consent under any Note Document or this Indenture, (iii) release any Guarantor from its Guarantee (except as expressly provided in Article XII hereof or the Security Documents), or limit its liability in respect of such Guarantee, or (iv) release all or substantially all of the Collateral from the Liens of the Note Documents (except as expressly provided in the Security Documents or in connection with a transaction permitted by Section 10.09 and 10.11 hereof).

                  Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 5.03 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

                  It shall not be necessary for any consent by the Majority Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

                  After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders at such Holder's address appearing in the Note Register a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 4.03 and 4.08 hereof, the Majority Noteholders may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes.

SECTION 8.03.     EXECUTION OF SUPPLEMENTAL INDENTURES.

                  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 5.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 8.04.     EFFECT OF SUPPLEMENTAL INDENTURES.

                  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 8.05.     CONFORMITY WITH TRUST INDENTURE ACT.

                  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 8.06.     REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.

                  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

                                   ARTICLE IX

                               REDEMPTION OF NOTES

SECTION 9.01.     OPTIONAL REDEMPTION.

                  (a) The Notes will be redeemable at the election of the Company, as a whole or from time to time in part, at any time on not less than 30 nor more than 60 days' prior notice, without premium or penalty, together with accrued and unpaid interest, to the Redemption Date (subject to the right of holders of record on relevant record dates to receive interest due on an Interest Payment Date).

SECTION 9.02. MANDATORY REDEMPTION; MANDATORY PREPAYMENT; USE OF AVERAGE EXCESS CASH.

                  (a) The Company shall redeem $15,000,000 of the Notes, assuming such amount remains outstanding, on each Interest Payment Date.

                  (b) In the event and on each occasion that any Net Cash Proceeds are received by or on behalf of the Company, on the next succeeding Interest Payment Date, the Company shall redeem Notes in an amount equal to the aggregate amount of such Net Cash Proceeds.

                  (c) On the date that is 10 days prior to each Interest Payment Date, the Company shall calculate the Average Excess Cash. On each Interest Payment Date, the Company shall redeem Notes in an amount equal to 100% of the Average Excess Cash, if any.

                  (d) In connection with any mandatory redemption pursuant to
this Section 9.02, [     ] Business Days prior to the applicable Interest
Payment Date, the Company shall deliver to the Trustee a notice stating which portion of the funds being delivered to the Trustee on such date constitute ordinary interest payments and which portion constitutes the Redemption Price for such mandatory redemption.

SECTION 9.03.     APPLICABILITY OF ARTICLE.

                  Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 9.04.     ELECTION TO REDEEM; NOTICE TO TRUSTEE.

                  The election of the Company to redeem any Notes pursuant to
Section 9.01 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of the Outstanding Notes, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Notes to be redeemed.

SECTION 9.05.     SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED.

                  If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis or in accordance with the Applicable Procedures; provided that no Notes of $1,000 principal amount or less shall be redeemed in part.

                  The Trustee shall promptly notify the Company and each Note Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

SECTION 9.06.     NOTICE OF REDEMPTION.

                  Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at such Holder's address appearing in the Note Register.

                  All notices of redemption shall identify the Notes to be redeemed (including CUSIP numbers) and shall state:

                           (1) the Redemption Date,

                           (2) the Redemption Price, which shall, in each case, be the principal amount of the Notes to be redeemed,

                           (3) if less than all the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption of any Notes, the principal amounts) of the particular Notes to be redeemed,

                           (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed and that, unless the Company defaults on the payment of the Redemption Price, interest thereon will cease to accrue on and after said date, and

                           (5) the place or places where such Notes are to be surrendered for payment of the Redemption Price.

                  Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company; provided that the Company has given the Trustee written notice of the Redemption Date and Redemption Price at least 15 days prior to the date that such notice of redemption must be given to the Holders.

SECTION 9.07.     DEPOSIT OF REDEMPTION PRICE.

                  By 10:00 a.m., New York City time on the Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued and unpaid interest on, all the Notes which are to be redeemed on that date.

SECTION 9.08.     NOTES PAYABLE ON REDEMPTION DATE.

                  Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 2.12.

                  If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Note.

SECTION 9.09.     NOTES REDEEMED IN PART.

                  Any Note which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 10.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge to the Holder, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

                                    ARTICLE X

                                    COVENANTS

SECTION 10.01.    PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

                  The Company will duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture.

SECTION 10.02.    MAINTENANCE OF OFFICE OR AGENCY.

                  The Company will maintain an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Trustee may resign any agency capacity under this Indenture upon 30 days' written notice to the Company.

                  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or remission and of any change in the location of any such other office or agency.

SECTION 10.03.    MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST.

                  If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

                  Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of or interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

                  The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                           (1) hold all sums held by it for the payment of the principal of or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                           (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal or interest; and

                           (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                  The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 10.04.    EXISTENCE; CONDUCT OF BUSINESS.

                  The Parent will, and will cause each of the Subsidiaries to, preserve and maintain its corporate existence, material rights (charter and statutory) and material franchises except as permitted by Sections 10.09 and
10.11 hereof. The Parent will, and will cause each of the Subsidiaries to: (a) conduct its business in the ordinary course; and (b) use its reasonable efforts, in the ordinary course, to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with the Parent or such Subsidiary.

SECTION 10.05.    PAYMENT AND PERFORMANCE OF OBLIGATIONS.

                  The Parent will, and will cause each of the Subsidiaries to, pay or perform its material obligations, including tax liabilities before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings or
(b) the Parent or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP as then in effect.

SECTION 10.06.    ADDITIONAL DOMESTIC SUBSIDIARIES; MATERIAL FOREIGN
SUBSIDIARIES.

                  If any Domestic Subsidiary (other than the Company or a Domestic Subsidiary that has executed a Guarantee and is a party to the Security Documents) is formed or acquired (or otherwise becomes a Subsidiary for purposes of this Indenture) after the date of this Indenture or a Non-Material Foreign Subsidiary whose direct parent is a Domestic Subsidiary becomes a Material Foreign Subsidiary, the Parent will notify the Trustee in writing thereof not later than the fifth Business Day after the date on which such Domestic Subsidiary is formed or acquired (or otherwise becomes a Subsidiary for purposes of this Indenture) or such Non-Material Foreign Subsidiary becomes a Material Foreign Subsidiary, as applicable, and, in addition, the Parent will:

                  (a) (i) cause such new Domestic Subsidiary to execute and deliver a Guarantee and (ii) cause such new Domestic Subsidiary and the direct parent of such Material Foreign Subsidiary to become a party to each applicable Security Document in the manner provided therein, in each case not later than the fifth Business Day after the date on which such new Domestic Subsidiary is formed or acquired (or otherwise becomes a Subsidiary for purposes of this Indenture) or such Non-Material Foreign Subsidiary becomes a Material Foreign Subsidiary, as applicable and (ii) promptly take such actions to create and perfect Liens on such Subsidiary's assets as constitute Collateral to secure the Obligations as the Majority Noteholders shall reasonably request; and

                  (b) if any Stock or Stock Equivalents issued by any such Domestic Subsidiary or Material Foreign Subsidiary are owned or held by or on behalf of the Company or any Guarantor or any loans, advances or other debt is owed or owing by any such Domestic Subsidiary or Material Foreign Subsidiary to the Company or any Guarantor, cause such Stock and Stock Equivalents and promissory notes and other instruments evidencing such loans, advances and other debt to be pledged pursuant to the Security Documents not later than the fifth Business Day after the date on which such Domestic Subsidiary is formed or acquired (or otherwise becomes a Subsidiary for purposes of this Indenture) or such Non-Material Foreign Subsidiary becomes a Material Foreign Subsidiary.

SECTION 10.07.    INDEBTEDNESS.

                  The Parent will not, and will not permit any of the Subsidiaries to, directly or indirectly, create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

                  (a) Indebtedness represented by the Notes and the Junior
Notes;

                  (b) the other Obligations;

                  (c) Indebtedness represented by any Credit Agreement;

                  (d) Indebtedness existing on the date of this Indenture;

                  (e) Guaranty Obligations incurred by the Company or any Guarantor in respect of Indebtedness of the Company or any Guarantor otherwise permitted by this Section 10.07;

                  (f) Indebtedness arising from intercompany loans from the Guarantors to the Company or from the Company or any of its subsidiaries to any Guarantor; provided, however, that the Investment in the intercompany loan to such subsidiary is permitted under Section 10.10; or

                  (g) Indebtedness arising under any performance or surety bond entered into in the ordinary course of business.

SECTION 10.08.    LIENS.

                  The Parent will not, and will not permit any of the Subsidiaries to, create or suffer to exist, any Lien upon or with respect to any of their respective properties or assets, whether now owned or hereafter acquired, or assign, or permit any of the Subsidiaries to assign, any right to receive income, except for (collectively, the "PERMITTED LIENS"):

                  (a) Liens in favor of the Collateral Agent on behalf of the Secured Parties created pursuant to the Security Documents; and

                  (b) Customary Permitted Liens of the Parent and the Subsidiaries.

SECTION 10.09.    FUNDAMENTAL CHANGES.

                  The Parent will not, and will not permit any of the Subsidiaries to: (a) merge with any Person; (b) consolidate with any Person; (c) acquire all or substantially all of the Stock or Stock Equivalents of any Person; (d) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person; or (e) enter into any joint venture or partnership with any Person; provided, however, that Subsidiaries other than the Company will be permitted to merge with or be liquidated into another Note Party (other than the Parent and Arch).

SECTION 10.10.    INVESTMENTS.

                  The Parent will not, and will not permit any of the Subsidiaries to, directly or indirectly make or maintain any Investment except (collectively, the "PERMITTED INVESTMENTS"):

                  (a) Investments existing on the date of this Indenture;

                  (b) Cash Equivalents held in a Cash Collateral Account or a Control Account (each as defined in the Security Agreement) with respect to which the Collateral Agent for the benefit of the Secured Parties has a first priority perfected Lien;

                  (c) Accounts, Contract Rights and Chattel Paper (each as defined in the Security Agreement), notes receivable and similar items arising or acquired in the ordinary course of business of the Parent and the Subsidiaries; or

                  (d) Investments by (i) any Guarantor in the Company or in another Guarantor which is a subsidiary of the Company; (ii) the Company in any Guarantor which is a subsidiary of the Company; and (iii) the Company in subsidiaries that are not Guarantors; provided, however, that the aggregate outstanding amount of such Investments pursuant to this clause (d)(iii), shall not exceed $100,000 at any time.

SECTION 10.11.    ASSET SALES.

                  The Parent will not, and will not permit any of the Subsidiaries to, sell, convey, transfer, lease or otherwise dispose of, any of their respective assets or any interest therein (including the sale or factoring at maturity or collection of any accounts) to any Person, or permit or suffer any other Person to acquire any interest in any of their respective assets or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Stock or Stock Equivalents (any such sale, conveyance, transfer, lease or other disposition being an "ASSET SALE"), except:

                  (a) transactions permitted by Section 10.09 hereof;

                  (b) subject to Section 10.06 hereof, the sale, conveyance, transfer, lease or other disposition of assets to a subsidiary of the Company which is a Guarantor;

                  (c) the sale or disposition of or other use of inventory in the ordinary course of the Parent's or the Subsidiaries' business;

                  (d) the collection, liquidation or otherwise disposition of Accounts (as defined in the Security Agreement) in the ordinary course of the Parent's or the Subsidiaries' business;

                  (e) the renegotiation and termination of leasehold interests in the ordinary course of the Parent's or the Subsidiaries' business;

                  (f) the sale or disposition of obsolete or worn out fixtures and equipment in the ordinary course of the Parent's or the Subsidiaries' business; and

                  (g) the grant of easements and rights of way on Mortgaged Property (as defined in the Security Agreement) or other real property in the ordinary course of the Parent's or the Subsidiaries' business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of the business of the Parent and the Subsidiaries.

SECTION 10.12.    RESTRICTED PAYMENTS.

                  The Parent will not, and will not permit any of the Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment, except:

                  (a) Restricted Payments by any Subsidiary to the Company or any Guarantor which is a subsidiary of the Company;

                  (b) Payments in respect of tax sharing among the Note Parties; and

                  (c) Restricted Payments by any Subsidiary to the Parent or
Arch in an aggregate amount not to exceed $[            ] in any Fiscal Year to
enable the Parent and Arch to pay ordinary course holding company expenses.

SECTION 10.13.    PREPAYMENTS OF INDEBTEDNESS.

                  The Parent will not, and will not permit any of the Subsidiaries to, prepay or obligate itself to prepay, in whole or in part, or voluntarily redeem or otherwise retire prior to the maturity thereof, any Notes or Junior Notes, except

                  (a) Notes or Junior Notes may be prepaid, redeemed or otherwise retired as permitted or required by Article IX of this Indenture and the comparable provisions of the Junior Indenture;

                  (b) Notes or Junior Notes may be prepaid, redeemed or otherwise retired in exchange for common stock of the Parent; and

                  (c) Notes and Junior Notes may be redeemed upon a Change of Control as required by Section 10.15 hereof and the comparable provisions of the Junior Indenture; provided that all of the Notes tendered (and not withdrawn) into such Change of Control Offer have been purchased by the Company prior to any such redemption of Junior Notes.

SECTION 10.14.    TRANSACTIONS WITH AFFILIATES.

                  The Parent will not, and will not permit any of the Subsidiaries to, except as otherwise expressly permitted herein, do any of the following (each, an "AFFILIATE TRANSACTION"):

                  (a) make any Investment in an Affiliate of the Parent which is not a Subsidiary or a Guarantor;

                  (b) transfer, sell, lease, assign or otherwise dispose of any asset to any Affiliate of the Parent which is not a Subsidiary or a Guarantor;

                  (c) merge into or consolidate with or purchase or acquire assets from any Affiliate of the Parent which is not a Subsidiary or a Guarantor;

                  (d) repay any Indebtedness to any Affiliate of the Parent which is not a Subsidiary or a Guarantor; or

                  (e) enter into any other transaction, directly or indirectly, with or for the benefit of any Affiliate of the Parent which is not a Guarantor (including guaranties and assumptions of obligations of any such Affiliate);

except for (i) transactions in the ordinary course of business on a basis no less favorable to the Parent or such Guarantor as would be obtained in a comparable arm's length transaction with a Person not an Affiliate and (ii) salaries and other compensation to officers or directors of the Parent or any of the Subsidiaries in the ordinary course of business.

SECTION 10.15.    REPURCHASE UPON A CHANGE OF CONTROL.

                  (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of such Holder's Notes pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at a purchase price (the "CHANGE OF CONTROL PURCHASE PRICE") equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date).

                  Within 10 days following any Change of Control, the Company shall:

                           (i) send, by first-class mail, with a copy to the Trustee, to each Holder, at such Holder's address appearing in the Note Register maintained in respect of the Notes by the Registrar, a notice stating:

                           (1) that a Change of Control has occurred and a
                               Change of Control Offer is being made pursuant to
                               Section 10.15 and that all Notes timely tendered will be accepted for payment;

                           (2) the Change of Control Purchase Price and the
                               purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

                           (3) the circumstances and relevant facts regarding
                               the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and

                           (4) the procedures that Holders must follow in order
                               to tender their Notes (or portions thereof) for payment, and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

                  The Company will comply, to the extent applicable, with the requirements of Section 14(e)-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described hereunder by virtue of such compliance.

                  (b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

                           (i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

                           (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

                           (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

                  The Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $1,000 or an integral multiple of $1,000.

SECTION 10.16.    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
                  SUBSIDIARIES.

                  The Parent shall not, and shall not permit any of the Subsidiaries to, directly or indirectly, create or permit to exist or become effective any restriction on the ability of any Subsidiary to (a) make any Restricted Payment, (b) make loans or advances to the Parent or any of the Subsidiaries or (c) transfer any of its properties or assets to the Parent or any of the Subsidiaries.

                  The preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

                           (a) the Notes and the Junior Notes;

                           (b) this Indenture and the Junior Indenture;

                           (c) any Credit Agreement, if any;

                           (d) the Security Documents; and

                           (e) applicable law.

SECTION 10.17.    COMPLIANCE WITH LAWS; ETC.

                  The Parent shall, and shall cause each of the Subsidiaries to, comply with all applicable Requirements of Law, Contractual Obligations and Permits, except where the failure so to comply would not in the aggregate have a Material Adverse Effect.

SECTION 10.18.    MAINTENANCE OF INSURANCE.

                  The Parent shall: (a) maintain, and cause to be maintained for each of the Subsidiaries, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Parent or the Subsidiaries operate, and such other insurance as may be reasonably requested by the Trustee, and, in any event, all insurance required by any Note Document; and (b) cause all such insurance to name the Collateral Agent on behalf of the Secured Parties as an additional insured or loss payee, as appropriate, and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days' written notice thereof to the Trustee.

SECTION 10.19.    CHANGE IN NATURE OF BUSINESS.

                  The Parent will not, and will not permit any of the Subsidiaries to, make any material change in the nature or conduct of its business as carried on at the date hereof.

SECTION 10.20.    ACCOUNTING CHANGES; FISCAL YEAR.

                  The Parent will not, and will not permit any of the Subsidiaries to, change their respective: (a) accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or any Requirement of Law and disclosed to the Trustee; or (b) Fiscal Year.

SECTION 10.21.    MINIMUM EBITDA.

                  The Note Parties shall have, as of the last day of each quarter set forth below: (a) EBITDA for such quarter ("QUARTERLY EBITDA"); and
(b) EBITDA for the period commencing on [            , 2002] and ending on the
last day of such quarter ("CUMULATIVE EBITDA") of not less than the following:

=================================================================================================
         Quarter Ending                 Minimum Quarterly EBITDA        Minimum Cumulative EBITDA
-------------------------------------------------------------------------------------------------
[              ], 2002
-------------------------------------------------------------------------------------------------
June 30, 2002
-------------------------------------------------------------------------------------------------
September 30, 2002
-------------------------------------------------------------------------------------------------
December 31, 2002
-------------------------------------------------------------------------------------------------
March 31, 2003
-------------------------------------------------------------------------------------------------
June 30, 2003
-------------------------------------------------------------------------------------------------

=================================================================================================
         Quarter Ending                 Minimum Quarterly EBITDA        Minimum Cumulative EBITDA
-------------------------------------------------------------------------------------------------
September 30, 2003
-------------------------------------------------------------------------------------------------
December 31, 2003
-------------------------------------------------------------------------------------------------
March 31, 2004
-------------------------------------------------------------------------------------------------
June 30, 2004
-------------------------------------------------------------------------------------------------
September 30, 2004
-------------------------------------------------------------------------------------------------
December 31, 2004
-------------------------------------------------------------------------------------------------
March 31, 2005
-------------------------------------------------------------------------------------------------
June 30, 2005
-------------------------------------------------------------------------------------------------
September 30, 2005
-------------------------------------------------------------------------------------------------
December 31, 2005
-------------------------------------------------------------------------------------------------
March 31, 2006
-------------------------------------------------------------------------------------------------
June 30, 2006
-------------------------------------------------------------------------------------------------
September 30, 2006
-------------------------------------------------------------------------------------------------
December 31, 2006
-------------------------------------------------------------------------------------------------
March 31, 2007
-------------------------------------------------------------------------------------------------
June 30, 2007
=================================================================================================

SECTION 10.22.    MINIMUM DIRECT CUSTOMER UNITS IN SERVICE.

                  The Note Parties will maintain a number of Units in Service related to direct customers of the Company and its subsidiaries for paging services (excluding any Retail Units in Service and any Units in Service that are customers of Resellers) ("DIRECT CUSTOMER UNITS IN SERVICE") as of the last day of the quarter, not less than as set forth opposite such day:

==========================================================================================
                       Quarter Ending                              Minimum Direct Customer
                                                                       Units in Service
------------------------------------------------------------------------------------------
[              ], 2002
------------------------------------------------------------------------------------------
June 30, 2002
------------------------------------------------------------------------------------------
September 30, 2002
------------------------------------------------------------------------------------------
December 31, 2002
------------------------------------------------------------------------------------------
March 31, 2003
------------------------------------------------------------------------------------------
June 30, 2003
------------------------------------------------------------------------------------------
September 30, 2003
------------------------------------------------------------------------------------------
December 31, 2003
------------------------------------------------------------------------------------------
March 31, 2004
------------------------------------------------------------------------------------------
June 30, 2004
------------------------------------------------------------------------------------------
September 30, 2004
------------------------------------------------------------------------------------------

==========================================================================================
                       Quarter Ending                              Minimum Direct Customer
                                                                       Units in Service
------------------------------------------------------------------------------------------
December 31, 2004
------------------------------------------------------------------------------------------
March 31, 2005
------------------------------------------------------------------------------------------
June 30, 2005
------------------------------------------------------------------------------------------
September 30, 2005
------------------------------------------------------------------------------------------
December 31, 2005
------------------------------------------------------------------------------------------
March 31, 2006
------------------------------------------------------------------------------------------
June 30, 2006
------------------------------------------------------------------------------------------
September 30, 2006
------------------------------------------------------------------------------------------
December 31, 2006
------------------------------------------------------------------------------------------
March 31, 2007
------------------------------------------------------------------------------------------
June 30, 2007
==========================================================================================

SECTION 10.23.    MINIMUM TOTAL CONSOLIDATED REVENUES.

                  The Note Parties shall maintain, as of the last day of each quarter set forth below: (a) consolidated SRM Revenue for such quarter ("QUARTERLY CONSOLIDATED SRM REVENUE"); and (b) consolidated SRM Revenue for the
period commencing on [            , 2002] and ending on the last day of such
quarter ("CUMULATIVE CONSOLIDATED SRM REVENUE"), of not less than the following:

================================================================================================
         Quarter Ending              Minimum Quarterly Consolidated        Minimum Cumulative
                                               SRM Revenue              Consolidated SRM Revenue
------------------------------------------------------------------------------------------------
[              ] , 2002
------------------------------------------------------------------------------------------------
June 30, 2002
------------------------------------------------------------------------------------------------
September 30, 2002
------------------------------------------------------------------------------------------------
December 31, 2002
------------------------------------------------------------------------------------------------
March 31, 2003
------------------------------------------------------------------------------------------------
June 30, 2003
------------------------------------------------------------------------------------------------
September 30, 2003
------------------------------------------------------------------------------------------------
December 31, 2003
------------------------------------------------------------------------------------------------
March 31, 2004
------------------------------------------------------------------------------------------------
June 30, 2004
------------------------------------------------------------------------------------------------
September 30, 2004
------------------------------------------------------------------------------------------------
December 31, 2004
------------------------------------------------------------------------------------------------
March 31, 2005
------------------------------------------------------------------------------------------------
June 30, 2005
------------------------------------------------------------------------------------------------
September 30, 2005
------------------------------------------------------------------------------------------------

================================================================================================
         Quarter Ending              Minimum Quarterly Consolidated        Minimum Cumulative
                                               SRM Revenue              Consolidated SRM Revenue
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
December 31, 2005
------------------------------------------------------------------------------------------------
March 31, 2006
------------------------------------------------------------------------------------------------
June 30, 2006
------------------------------------------------------------------------------------------------
September 30, 2006
------------------------------------------------------------------------------------------------
December 31, 2006
------------------------------------------------------------------------------------------------
March 31, 2007
------------------------------------------------------------------------------------------------
June 30, 2007
================================================================================================

SECTION 10.24.    NON-DEVICE CAPITAL EXPENDITURES.

                  The Note Parties will not permit: (a) One-Way Capital Expenditures (other than such One-Way Capital Expenditures made in respect of the purchase or lease of paging devices); and (b) Two-Way Capital Expenditures (other than such Two-Way Capital Expenditures made in respect of the purchase or lease of paging devices) to be made or incurred during the period from
[            , 2002] through the end of such quarter set forth below to be in excess of the maximum amount set forth below for such quarter:

===================================================================================================
           Quarter Ending                Maximum Cumulative One Way      Maximum Cumulative Two Way
                                            Capital Expenditures            Capital Expenditures
---------------------------------------------------------------------------------------------------
[             ], 2002
---------------------------------------------------------------------------------------------------
June 30, 2002
---------------------------------------------------------------------------------------------------
September 30, 2002
---------------------------------------------------------------------------------------------------
December 31, 2002
---------------------------------------------------------------------------------------------------
March 31, 2003
---------------------------------------------------------------------------------------------------
June 30, 2003
---------------------------------------------------------------------------------------------------
September 30, 2003
---------------------------------------------------------------------------------------------------
December 31, 2003
---------------------------------------------------------------------------------------------------
March 31, 2004
---------------------------------------------------------------------------------------------------
June 30, 2004
---------------------------------------------------------------------------------------------------
September 30, 2004
---------------------------------------------------------------------------------------------------
December 31, 2004
---------------------------------------------------------------------------------------------------
March 31, 2005
---------------------------------------------------------------------------------------------------
June 30, 2005
---------------------------------------------------------------------------------------------------
September 30, 2005
---------------------------------------------------------------------------------------------------
December 31, 2005
---------------------------------------------------------------------------------------------------
March 31, 2006
---------------------------------------------------------------------------------------------------
June 30, 2006
---------------------------------------------------------------------------------------------------

===================================================================================================
           Quarter Ending                Maximum Cumulative One Way      Maximum Cumulative Two Way
                                            Capital Expenditures            Capital Expenditures
---------------------------------------------------------------------------------------------------
September 30, 2006
---------------------------------------------------------------------------------------------------
December 31, 2006
---------------------------------------------------------------------------------------------------
March 30, 2007
---------------------------------------------------------------------------------------------------
June 30, 2007
===================================================================================================

provided that any commitments for such One-Way Capital Expenditures or Two-Way
Capital Expenditures in excess of $[            ], individually or in the
aggregate and in one transaction or a series of related transactions, shall require the prior approval of the Board of Directors of the Parent.

SECTION 10.25.    DEVICE CAPITAL EXPENDITURES.

                  The Note Parties will not permit: (a) One-Way Capital Expenditures made in respect of the purchase or lease of paging devices; and (b) Two-Way Capital Expenditures made in respect of the purchase or lease of paging
devices to be made or incurred for the period from [            , 2002] through
the end of each of the quarters set forth below to be in excess of the maximum amount set forth below for such quarter:

===================================================================================================
           Quarter Ending                Maximum Cumulative One Way      Maximum Cumulative Two Way
                                            Capital Expenditures            Capital Expenditures
---------------------------------------------------------------------------------------------------
[              ] , 2002
---------------------------------------------------------------------------------------------------
June, 30, 2002
---------------------------------------------------------------------------------------------------
September 30, 2002
---------------------------------------------------------------------------------------------------
December 31, 2002
---------------------------------------------------------------------------------------------------
March 31, 2003
---------------------------------------------------------------------------------------------------
June 30, 2003
---------------------------------------------------------------------------------------------------
September 30, 2003
---------------------------------------------------------------------------------------------------
December 31, 2003
---------------------------------------------------------------------------------------------------
March 31, 2004
---------------------------------------------------------------------------------------------------
June 30, 2004
---------------------------------------------------------------------------------------------------
September 30, 2004
---------------------------------------------------------------------------------------------------
December 31, 2004
---------------------------------------------------------------------------------------------------
March 31, 2005
---------------------------------------------------------------------------------------------------
June 30, 2005
---------------------------------------------------------------------------------------------------
September 30, 2005
---------------------------------------------------------------------------------------------------
December 31, 2005
---------------------------------------------------------------------------------------------------
March 31, 2006
---------------------------------------------------------------------------------------------------
June 30, 2006
---------------------------------------------------------------------------------------------------

===================================================================================================
           Quarter Ending                Maximum Cumulative One Way      Maximum Cumulative Two Way
                                            Capital Expenditures            Capital Expenditures
---------------------------------------------------------------------------------------------------
September 30, 2006
---------------------------------------------------------------------------------------------------
December 31, 2006
---------------------------------------------------------------------------------------------------
March 31, 2007
---------------------------------------------------------------------------------------------------
June 30, 2007
===================================================================================================

provided [that inventory of all paging devices held for sale during such quarter must not exceed total sales of all new paging devices held for sale for the immediately preceding quarter; (1)] provided, further, that any commitments for such One-Way Capital Expenditures or Two-Way Capital Expenditures in excess of
$[            ], individually or in the aggregate and in one transaction or a series of related transactions, shall require the prior approval of the Board of Directors of the Parent.

SECTION 10.26.    PROVISION OF FINANCIAL STATEMENTS.

                  So long as any Notes are outstanding, the Company shall furnish to the Trustee and the Holders of the Notes, on the date the Company is required to file such information with the Commission (a) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants and (b) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

                  In addition, the Company shall file a copy of all information and reports referred to in clauses (a) and (b) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept that filing) and make that information available to securities analysts and prospective investors upon request.

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 10.27.    STATEMENT BY OFFICERS AS TO DEFAULT; NOTICE OF DEFAULT.

                  (a) The Company will deliver to the Trustee, within 90 days after the end of each Fiscal Year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the knowledge of the signers thereof the Company is in compliance with all the terms, provisions, covenants and conditions of this Indenture and if the Company shall be in Default under this Indenture, specifying all such Defaults and the nature and status thereof of which they may have knowledge and including the information referred to in clause (i) of subsection (b) below.

                  (b) The Company will deliver to the Trustee within 45 days after the end of each Fiscal Quarter of any Fiscal Year, an Officers' Certificate (i) demonstrating compliance with each of the financial

------------------------------------
(1) Please note that an alternative formulation for this sentence is currently being considered and a proposal will follow in the next draft.

covenants contained in this Article X which is tested on a quarterly basis, and
(ii) stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, stating the nature thereof and the action which the Company proposes to take with respect thereto.

                  (c) The Company will, so long as any of the Notes are Outstanding, deliver to the Trustee, within five Business Days of becoming aware of any Default or Event of Default in the performance of any covenant, agreement or condition in this Indenture, an Officers' Certificate specifying such Default or Event of Default.

                                   ARTICLE XI

                                   COLLATERAL

SECTION 11.01.    COLLATERAL.

                  In order to secure the due and punctual payment of the Obligations, the Company and the Guarantors will grant security interests in and mortgages on their right, title and interest in and to the Collateral to the Collateral Agent pursuant to the Security Documents no later than the date of the first issuance of Notes under this Indenture. At the time the Security Documents are executed, the Company and the Guarantors will have full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, mortgage, transfer and confirm, absolutely, the property constituting the Collateral in the manner and form evidenced by the Security Documents, and will for so long as any Notes are outstanding, warrant and defend the title to the same against the claims of all Persons whatsoever unless the Collateral is released as provided herein or in the Security Documents. The claims of the Trustee and the Holders of the Notes against the Collateral will be subject to the terms and provisions of the Security Documents.

SECTION 11.02.    RECORDING AND OPINIONS.

                  The Company and the Guarantors will cause, at their own expense, the Security Documents and all amendments or supplements thereto to be registered, recorded and filed or re-recorded, refiled and renewed in such manner and in such place or places, if any, as may be required by law in order fully to preserve and protect the Liens created by the Security Documents on all parts of the Collateral.

                  The Company and the Guarantors shall furnish to the Trustee:

                  (a) promptly after the execution and delivery of the Security Documents (at any time after the initial issuance of the Notes), an Opinion of Counsel either (i) stating that, in the opinion of such counsel, the assignment of the Collateral intended to be made by the Security Documents and all other instruments of further assurance or amendment have been properly recorded, registered and filed to the extent necessary to make effective the Lien intended to be created by the Security Documents, and reciting the details of such action or referring to prior opinions of counsel in which such details are given, and stating that as to the Security Documents such recording, registering and filing are the only recordings, registerings and filings necessary to give notice thereof and that no re-recordings, re-registerings or re-filings are necessary to maintain such notice, and further stating that all financing statements, continuation statements and other instruments have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Security Documents, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien and assignment effective; and

                  (b) within 30 days after May 1 in each year beginning with May 1, 2003, an Opinion of Counsel, dated as of such date, either (i) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as are necessary to maintain the Lien of the Security Documents and reciting the details of such action or referring to prior opinions of counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Security Documents, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such lien and assignment.

SECTION 11.03.    POSSESSION AND USE OF COLLATERAL.

                  (a) So long as no Event of Default has occurred and is continuing, the Company and the Guarantors will have the right to remain in possession and retain exclusive control over the Collateral, to freely operate the Collateral and to collect, invest and dispose of the income therefrom.

                  (b) Nothing in this Indenture or any of the Security Documents shall prohibit the Company or any Guarantors from transferring, by conveyance or otherwise, subject to the Lien of the Security Documents, any of the assets constituting the Collateral to any Guarantor, for so long as the Guarantor remains a Guarantor, without any release or consent of the Trustee or the Majority Noteholders.

SECTION 11.04.    RELEASE AND DISPOSITION OF COLLATERAL.

                  The Collateral shall be released from the Lien of the Security Documents as expressly provided therein or in connection with any transaction permitted by Section 10.11 of this Indenture.

                  To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property from the Lien of the Security Documents to be complied with. Any certificate or opinion required by TIA
Section 314(d) may be made by an officer of the Company, except in cases in which TIA Section 314(d) requires that such certificate or opinion be made by an independent Person.

                  The release of any Collateral from the terms hereof and of the Security Documents pursuant to the terms of the Security Documents or this Indenture will not be deemed to impair the security under this Indenture in contravention of the provisions hereof.

SECTION 11.05.    DISPOSITION OF COLLATERAL WITHOUT RELEASE.

                           (a) In addition to and without limiting the provisions of Section 11.04 and subject to Section 10.11, at any time and from time to time, the Company and any Guarantors may without any release or consent of the Trustee or the Majority Noteholders:

                                    (i)      sell, dispose of or otherwise use
                           inventory in the ordinary course of the Company's or the Guarantors' business;

                                    (ii)     collect, liquidate or otherwise
                           dispose of Accounts (as defined in the Security Agreement) in the ordinary course of the Company's or the Guarantors' business;

                                    (iii)    renegotiate and terminate leasehold
                           interests in Collateral in the ordinary course of the Company's or the Guarantors' business;

                                    (iv)     sell or dispose of obsolete or worn
                           out fixtures and equipment which are Collateral in the ordinary course of the Company's or the Guarantors' business; and


                                    (v)      grant easements and rights of way
                           on Mortgaged Property (as defined in the Security Agreement) in the ordinary course of the Company's or the Guarantors' business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of the business of the Company and the Guarantors.

                           (b) The Company's and the Guarantors' right to rely upon subsection (a) of this Section for each six-month period beginning on [January 1] and [July 1] (a "SIX-MONTH PERIOD") shall be conditioned upon the Company and the Guarantors delivering to the Trustee and the Collateral Agent, within 30 days following the end of such Six-Month Period, an Officers' Certificate to the effect that all sales of inventory, all collections and other dispositions of Accounts (as defined in the Security Agreement) and any other disposition contemplated by Section 11.05(a) by the Company and the Guarantors during such Six-Month Period were in the ordinary course of the Company's and the Guarantors' business and that all proceeds therefrom were used by the Company and the Guarantors in the ordinary course of their business or to make other cash payments permitted by this Indenture.

                                   ARTICLE XII

                                   GUARANTEES

SECTION 12.01.    GUARANTEES.

                  Subject to this Article XII, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration pursuant to Section 4.02 hereof or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

                  Each Guarantor hereby agrees that its obligations with regard to this Guarantee shall be joint and several and unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (a) any right to require any of the Trustee, the Holders or the Company (each a "BENEFITED PARTY"), as a condition of payment or performance by such Guarantor, to (i) proceed against the Company, any other guarantor (including any other Guarantor) of the Obligations under the Guarantees or any other Person, (ii) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other Person, or (iv) pursue any other remedy in the power of any Benefited Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under the Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the Obligations under the Guarantees; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Benefited Party's errors or omissions in the administration of the Obligations under the Guarantees, except behavior which amounts to bad faith; (e)(i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Guarantees and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims and (iv) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or Lien on any property subject thereto; (f) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Guarantees, notices of default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations under the Guarantees or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; (g) to the extent permitted under applicable law, the benefits of any "One Action" rule and (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Guarantees. Each Guarantor hereby covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in its Guarantee and this Indenture.

                  If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 4.02 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Section 4.02 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

SECTION 12.02.    SUBORDINATION OF GUARANTEE.

                  The Obligations of each Guarantor under its Guarantee pursuant to this Article XII shall be junior and subordinated to the Senior Debt of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article XII hereof.

SECTION 12.03.    LIMITATION ON GUARANTOR LIABILITY.

                  Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under this Article XII shall be limited to the maximum amount as shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, including, if applicable, its guarantee of all obligations under any Credit Agreement, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article XII, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 12.04.    EXECUTION AND DELIVERY OF GUARANTEE.

                  To evidence its Guarantee set forth in Section 12.01 hereof, each Guarantor hereby agrees that a notation of such Guarantee in substantially the form included in Exhibit B shall be endorsed by an officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

                  Each Guarantor hereby agrees that its Guarantee set forth in
Section 12.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

                  If an officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

                  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 12.05.    GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

                  Except as otherwise provided in this Section 12.05, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless:

                           (a) subject to this Section 12.05, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, this Indenture, and the Guarantee on the terms set forth herein or therein; and

                           (b) the Guarantor complies with the requirements of
         Article VII and Section 10.09 hereof.

                  In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

                  Except as set forth in Article VII and Section 10.09 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

SECTION 12.06.    RELEASES FOLLOWING SALE OF ASSETS.

                  In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of any obligations under its Guarantee; provided that the net proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 10.11 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation
Section 10.11 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

                  Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article XII.

                                  ARTICLE XIII

                                  SUBORDINATION

SECTION 13.01.    AGREEMENT TO SUBORDINATE.

                  The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by, and the payment of principal, premium, if any, and interest on, the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article XIII, to the prior payment in full of all Senior Debt, and that the subordination is for the benefit of and enforceable by the holders of Senior Debt.

SECTION 13.02.    LIQUIDATION, DISSOLUTION OR BANKRUPTCY.

                  Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company, all Senior Debt shall first be paid in full in cash, or payment provided for in cash or Cash Equivalents in a manner satisfactory to the holders of Senior Debt, before any direct or indirect payments or distributions, including, without limitation, by exercise of set-off, of any cash, property or securities on account of principal of (or premium, if any) or interest on the Notes and to that end the holders of Senior Debt shall be entitled to receive (pro rata on the basis of the respective amounts of Senior Debt held by them) directly, for application to the payment thereof (to the extent necessary to pay all Senior Debt in full after giving effect to any substantially concurrent payment or distribution to or provision for payment to the holders of such Senior Debt), any payment or distribution of any kind or character, whether in cash, property or securities, which the Holders of the Notes would be entitled but for this Article XIII, except that the Holders of the Notes may receive and retain equity securities of the Company or debt securities of the Company that are subordinated to Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to the Senior Debt pursuant to this Article XIII. The holders of Senior Debt are hereby authorized to file an appropriate claim for and on behalf of the Holders if they or any of them do not file, and there is not otherwise filed on behalf of the Holders, a proper claim or proof of claim in the form required in any such proceeding prior to 30 days before the expiration of the time to file such claim or claims.

SECTION 13.03.    DEFAULT ON SENIOR DEBT.

                  The Company may not make any direct or indirect payment to the Trustee or any Holder of principal of (premium, if any), or interest on, the Notes, whether pursuant to the terms of the Notes, upon acceleration or otherwise, if at the time of such payment there exists (i) a default in the payment of all or any portion of principal of (premium, if any), interest on, fees or other amounts owing in connection with any Senior Debt, or (ii) any other default under any document or instrument governing or evidencing any Senior Debt, and the Trustee has received written notice of such default from the Representative of the holders of Senior Debt, and, in either case, such default shall not have been cured or waived in writing; provided, however, that if within the period specified in the next sentence with respect to a default referred to in clause (ii) above, the holders of Senior Debt have not declared the Senior Debt to be immediately due and payable (or have declared such Senior Debt to be immediately due and payable and within such period have rescinded such acceleration), then and in that event, payment of principal of, and interest on, the Notes shall be resumed. With respect to any default under clause (ii) above, the period referred to in the preceding sentence shall commence upon receipt by the Trustee of a written notice or notices (which shall specify all defaults existing under the Senior Debt on the date of such notice and of which the Representative giving such notice had actual knowledge at such time) of the commencement of such period from such Representative, and shall end at the completion of the 179th day after the beginning of such period. Only one such 179 day period may commence within any 360 consecutive days. Upon termination of any such period, the Company shall resume payments on account of the principal of (premium, if any), and interest on, the Notes, subject to the provisions of this Article XIII.

SECTION 13.04.    RIGHTS AND OBLIGATIONS OF THE TRUSTEE AND THE HOLDERS.

                  (a) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, the Trustee or any Holder shall have received any payment on account of the Notes at a time when such payment is prohibited by such provision before the Senior Debt is paid in full, then and in such event, such payment or distribution shall be received and held in trust by the Trustee or such Holders apart from their other assets and paid over or delivered to the holders of the Senior Debt remaining unpaid to the extent necessary to pay in full in cash the principal of (premium, if any), and interest on, such Senior Debt in accordance with its terms and after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

                  (b) Nothing contained in this Article XIII will limit the right of the Trustee or the Holders of the Notes to take any action to accelerate the maturity of the Notes; provided, however, that the right of the Holders to receive any payment from the Company of principal of, or interest on, the Notes upon such acceleration shall be subject to the provisions of Section
13.03 hereof.

                  (c) Upon any payment or distribution of assets or securities referred to in this Article XIII, the Trustee and the Holders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 13.02 are pending; (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the Representatives for the holders of Senior Debt for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIII.

                  (d) In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article XIII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article XIV, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections
5.01 and 5.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article XIII.

SECTION 13.05.    SUBROGATION.

                  Upon the payment in full of all Senior Debt, the Holders of the Notes shall be subrogated to the extent of the payments or distributions made to the holders of, or otherwise applied to payment of, the Senior Debt pursuant to the provisions of this Article XIII and to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company made on the Senior Debt until the Notes shall be paid in full; and for the purposes of such subrogation, no payments or distributions to holders of Senior Debt of any cash, property or securities to which Holders of the Notes would be entitled except for the provisions of this Article XIII, no payment over pursuant to the provisions of this Article XIII to holders of Senior Debt by the Holders, shall, as between Company, its creditors other than holders of Senior Debt and the Holders of the Notes, be deemed to be payment by Company to or on account of Senior Debt, it being understood that the provisions of this Article XIII are solely for the purpose of defining the relative rights of the holders of Senior Debt, on the one hand, and the Holders of the Notes, on the other hand.

                  If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article XIII shall have been applied, pursuant to the provisions of this Article XIII, to the payment of Senior Debt, then and in such case, the Holders shall be entitled to receive from the holders of Senior Debt at the time outstanding any payments or distributions received by such holders of Senior Debt in excess of the amount sufficient to pay all Senior Debt in full.

SECTION 13.06.    OBLIGATIONS OF COMPANY UNCONDITIONAL.

                  Nothing contained in this Article XIII or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company and the Holders, the obligations of the Company, which is absolute and unconditional, to pay to the Holders the principal of (premium, if any), and interest on, the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent any Holder from exercising all remedies otherwise permitted by applicable law upon the occurrence of a Default or Event of Default under this Indenture, subject to the rights, if any, under this Article XIII of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

                  The failure to make a payment on account of principal of, or interest on, the Notes by reason of any provision of this Article XIII shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

SECTION 13.07.    NOTICE BY THE COMPANY.

                  The Company shall give prompt written notice to the Trustee and the Paying Agent of any fact known to the Company which would prohibit the making of any payment on or in respect of the Notes, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt provided in this Article XIII. Notwithstanding the provisions of this Article XIII or any other provision of this Indenture or the Notes, neither the Trustee nor the Paying Agent shall be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or in respect of the Notes, unless and until the Trustee and the Paying Agent shall have received written notice thereof from the Company or the Representative of Senior Debt, and, prior to the receipt of any such written notice, subject to the provisions of this Article XIII, the Trustee and the Paying Agent shall be entitled in all respects to assume no such facts exist. Nothing contained in this Section 13.07 shall limit the right of the holders of Senior Debt to recover payments as contemplated by 13.01 and 13.02.

SECTION 13.08.    RIGHT AS HOLDER OF SENIOR DEBT.

                  The Trustee or any Holder in its individual capacity shall be entitled to all the rights set forth in this Article XIII with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee or such Holder of any of its rights as such holder.

SECTION 13.09.    REINSTATEMENT.

                  The provisions of this Article XIII shall continue to be effective or be reinstated, and the Senior Debt shall not be deemed to be paid in full, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by the holder thereof upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

SECTION 13.10.    RIGHTS OF TRUSTEE AND PAYING AGENT.

                  Notwithstanding Section 13.03, the Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of any facts that would prohibit the making of any such payments, unless not less than two Business Days prior to the date of such payment, a Responsible Officer of the Trustee shall have received at its office written notice of facts that would cause the payment of any principal of and interest on the Notes to violate this Article XIII. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a Holder of Senior Debt may give the notice; provided, however, that, if an issue of Senior Debt has a Representative, only the Representative may give the notice. The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights.

SECTION 13.11.    TRUST MONEYS NOT SUBORDINATED.

                  The Trustee shall be entitled to all the rights set forth in this Article XIII with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt; and nothing in
Article VI shall deprive the Trustee of any of its rights as such holder. Nothing in this Article XIII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 4.07.

SECTION 13.12.    TRUSTEE TO EFFECTUATE SUBORDINATION.

                  Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt as provided in this Article XIII, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes.

SECTION 13.13.    TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR DEBT.

                  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article XIII or otherwise.

SECTION 13.14.    RELIANCE BY HOLDERS OF SENIOR DEBT ON SUBORDINATION
PROVISIONS.

                  Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

                                   ARTICLE XIV

                                  MISCELLANEOUS

SECTION 14.01.    TRUST INDENTURE ACT CONTROLS.

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 14.02.    NOTICES.

                  Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next-day delivery, to the other's address:

                  If to the Company:

                  Arch Wireless Holdings, Inc.
                  1800 West Park Drive, Suite 250
                  Westborough, Massachusetts 01581
                  Attention: J. Roy Pottle, Chief Financial Officer Telecopier No.: (508) 870-6076

                  With a copy to:

                  Hale and Dorr LLP
                  60 State Street
                  Boston, Massachusetts   02109
                  Attention:  Mark N. Polebaum, Esq.
                  Telecopier No.:  (617) 526-5000


                  If to the Trustee:


                  Telecopier No.:
                  Attention:


                  With a copy to:


                  Telecopier No.
                  Attention:

                  The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders and the Trustee) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery. All notices and communications to the Trustee shall be deemed duly given and effective only upon receipt.

                  Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Note Register. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 14.03.    COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 14.04.    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                  Upon any request or application by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee:

                           (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                           (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 14.05.    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.
                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                           (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                           (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 14.06.    RULES BY TRUSTEE AND AGENTS.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 14.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

                  No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

SECTION 14.08.    GOVERNING LAW.

                  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 14.09.    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 14.10.    SUCCESSORS.

                  All covenants and agreements of the Note Parties in this Indenture and the Notes and the Guarantees shall bind its successors. All covenants and agreements of the Trustee in this Indenture shall bind its successors.

SECTION 14.11.    SEVERABILITY.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 14.12.    COUNTERPART ORIGINALS.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 14.13.    TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents, Cross-Reference Table and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                                       ARCH WIRELESS HOLDINGS, INC.


                                       By:   ___________________________________



                                       ARCH WIRELESS COMMUNICATIONS, INC.


                                       By:   ___________________________________



                                       ARCH WIRELESS , INC.


                                       By:   ___________________________________



                                       [GUARANTORS]

                                       By:



                                       [TRUSTEE]

                                       By:   ___________________________________

                                                                       EXHIBIT A
================================================================================

                                 (Face of Note)



                 10% SENIOR SUBORDINATED SECURED NOTES DUE 2007



                                                            CUSIP  _____________
NO.                                                              $_____________

                          ARCH WIRELESS HOLDINGS, INC.

promises to pay to CEDE & CO., INC. or registered assigns, the principal sum of
_________________ Dollars ($______________) on [              ], 2007.

Interest Payment Dates:  [            ] and [             ], commencing
[                 ], 2002.

Record Dates:  [               ] and [           ].

Dated:  ______________, 20__.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.



                                    ARCH WIRELESS HOLDINGS, INC.


                                    By:_________________________________________
                                    Name:
                                    Title:











This is one of the Global
Notes referred to in the
within-mentioned Indenture:

[                  ],
as Trustee

By:________________________________
    Authorized Signatory

Dated _____________, 20__

                                 (Back of Note)

                 10% Senior Subordinated Secured Notes due 2007

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. Arch Wireless Holdings, Inc., a Delaware corporation (the "COMPANY"), promises to pay interest on the principal amount of this Note at 10% per annum until maturity. The Company shall pay interest semi-annually on
[               ] and [             ] of each year, or if any such day is not a
Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be the first of
[               ] or [             ] to occur after the date of issuance.
Interest will be computed on the basis of a 360-day year of twelve 30-day months. If at any time an Event of Default has occurred and is continuing, the Company shall pay interest on demand at a rate that is 2% per annum in excess of the rate then in effect; it shall pay interest on overdue installments of interest from time to time on demand at the same rate to the extent lawful.

         2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are Holders at the close of
business on the [           ] or [         ] next preceding the Interest Payment
Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Note Register; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, if any, and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3.       PAYING AGENT AND REGISTRAR.  Initially, [               ],
the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its subsidiaries may act in any such capacity.

         4.       INDENTURE; SUBORDINATION. The Company issued the Notes under
an Indenture dated as of [          ], 2002 ("INDENTURE") among the Company, the
guarantors party thereto (the "GUARANTORS") and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited in aggregate principal amount to $200,000,000.

         The Notes are subordinated in right of payment, to the extent and in the manner set forth in Article XIII of the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. The Guarantees in respect of the Notes will be junior and subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of each Guarantor, whether outstanding on the date of the Indenture or thereafter created, incurred assumed or guaranteed. Each Holder by its acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purposes.

         5.       OPTIONAL REDEMPTION.

                  (a) The Notes will be redeemable at the election of the Company, as a whole or from time to time in part, at any time on not less than 30 nor more than 60 days' prior notice, without premium or penalty, together with accrued and unpaid interest to the Redemption Date (subject to the right of holders of record on the relevant record dates to receive interest due on an Interest Payment Date).

                  (c) Any prepayment pursuant to this paragraph shall be made pursuant to the provisions of Sections 9.01 through 9.07 of the Indenture.

         6.       MANDATORY REDEMPTION.

                  (a) The Company shall redeem $15,000,000 of the Notes, assuming such amount remains outstanding, on each Interest Payment Date.

                  (b) In the event and on each occasion that any Net Cash Proceeds are received by or on behalf of the Company, on the next succeeding Interest Payment Date, the Company shall redeem Notes in an amount equal to the aggregate amount of such Net Cash Proceeds.

                  (c) On the date that is 10 days prior to each Interest Payment Date, the Company shall calculate the Average Excess Cash. On each Interest Payment Date, the Company shall redeem Notes in an amount equal to 100% of the Average Excess Cash, if any.

         7.       REPURCHASE AT OPTION OF HOLDER.

         Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of such Holder's Notes (a "CHANGE OF CONTROL OFFER") at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date).

         8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         10. PERSONS DEEMED OWNERS. The registered holder of a Note may be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Majority Noteholders, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Majority Noteholders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Notes; to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; to grant additional security for the Notes; to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture; provided that such action pursuant to this clause shall not adversely affect the interests of the Holders in any material respect; to name any Agent, Depositary or Registrar in accordance with the terms of the Indenture; to change the Trustee in accordance with the terms of the Indenture; or to make any change to comply with any requirement of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

         12. DEFAULTS AND REMEDIES. Each of the following is an Event of Default under the Indenture (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority): (1) default in the payment of any interest on any Note when it becomes due and payable and such default continues for a period of 5 days; (2) default in the payment of the principal of any Note at its Maturity (including pursuant to Section 9.02 hereof); (3) the Parent or any of the Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in Sections 10.07, 10.08, 10.09, 10.10, 10.11, 10.12,
10.13, 10.14, 10.15, 10.16, 10.19, 10.20, 10.21, 10.22, 10.23, 10.24 or 10.25,
or any Note Party shall fail to observe or perform any covenant, condition or agreement contained in the Security Documents to the extent it is a party thereto; (4) any Note Party shall fail to observe or perform any covenant, condition or agreement contained in any Note Document to which it is a party (other than those specified in clause (a), (b) or (d) of Section 4.01 of the Indenture), and such failure shall continue unremedied for 30 days after the earlier of the date on which (A) a Responsible Officer of the Parent becomes aware of such failure or (B) written notice thereof shall have been given to the Parent by the Trustee or the Majority Noteholders; (5) (i) any Note Party shall breach in any material respect any representation or warranty or agreement in any of the Security Documents or in any certificates delivered in connection therewith; (ii) the repudiation by any of them of any of their obligations under any of the Security Documents; (iii) the unenforceability of the Security Documents against any of them for any reason which shall continue unremedied for 30 days after the earlier of the date on which (A) a Responsible Officer of the Parent becomes aware of such failure or (B) written notice thereof shall have been given to the Parent by the Trustee or the Majority Noteholders; or (iv) the loss of the perfection or priority of the Liens granted by any of them pursuant to the Security Documents for any reason; (6) the Parent or any of the Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Obligations, when and as the same shall become due and payable (after giving effect to any applicable grace period); (7) any event or condition occurs that results in any Material Obligations becoming due prior to their scheduled maturity or payment date, or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Obligations or any trustee or agent on its or their behalf to cause any Material Obligations to become due prior to their scheduled maturity or payment date or to require the prepayment, repurchase, redemption or defeasance thereof, prior to their scheduled maturity or payment date (in each case after giving effect to any applicable cure period); provided that this clause (7) shall not apply to secured Indebtedness that becomes due solely as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; (8) certain events of bankruptcy or insolvency described in the Indenture with respect to the Parent or any of the Subsidiaries; (9) one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against the Parent or any of the Subsidiaries or any combination thereof (which shall not be fully covered by insurance without taking into account any applicable deductibles) and the same shall remain undischarged or unbonded for a period of 30 consecutive days during which execution shall not be effectively stayed; (10) any Note Document shall cease, for any reason, to be in full force and effect, or any Note Party shall so assert in writing or shall disavow any of its obligations thereunder or (11) an Event of Default under and as defined in the Junior Indenture or any Credit Agreement shall have occurred.

         If any Event of Default occurs and is continuing, the Trustee or the Majority Noteholders may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice; provided, however, that so long as any Senior Debt is outstanding, the acceleration shall not be effective until the earlier of (i) an acceleration of any Senior Debt or (ii) five Business Days after receipt by the Company of written notice of the acceleration of the Notes. Holders may not enforce the Indenture except as provided in the Indenture. Subject to certain limitations, the Majority Noteholders may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Majority Noteholders by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         13. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         14. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Indenture, the Notes, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes; such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

         15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  Arch Wireless Holdings, Inc.
                  1800 West Park Drive, Suite 250
                  Westborough, Massachusetts 01581

                  Attention:

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
              (Print or type assignee's name, address and zip code)
and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.
________________________________________________________________________________
Date: ______________
                                    Your Signature:_____________________________
                                    (Sign exactly as your name appears on the face of this Note)

                                    Signature Guarantee:________________________

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

                  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                     Principal Amount
                           Amount of                                of this Global Note       Signature of
                          decrease in         Amount of increase      following such       authorized officer
                       Principal Amount      in Principal Amount       decrease (or           of Trustee or
Date of Exchange      of this Global Note    of this Global Note         increase)           Note Custodian
----------------      -------------------    -------------------         ---------           --------------

                                    EXHIBIT B

                          FORM OF NOTATION OF GUARANTEE

                  For value received, each Guarantor (which term includes any successor Person under the Indenture), jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture and subject to the
provisions in the Indenture, dated as of [              ], 2002 (the
"Indenture"), by and among Arch Wireless Holdings, Inc., a Delaware corporation (the "COMPANY"), Arch Wireless Communications, Inc., a Delaware corporation ("ARCH"), Arch Wireless, Inc., a Delaware corporation (the "PARENT"), and the subsidiaries of the Parent listed on Schedule I thereto (such subsidiaries, the "SUBSIDIARY GUARANTORS," and together with Arch and the Parent, herein the
"GUARANTORS") and [                 ], as Trustee (the "TRUSTEE"), (a) the due
and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, if any, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and
(b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article XII of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. This Guarantee is subject to release as and to the extent set forth in Sections 12.05 and 12.06 of the Indenture. This Guarantee is subordinated in right of payment to the extent set forth in the Indenture. Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions.

                                  [GUARANTORS]

                                  By: _____________________________________
                                      Name:
                                      Title: